Exhibit 4.2

Reinsurance Group of America, Incorporated
and
The Bank of New York Mellon Trust Company, N.A.,
as Trustee

Junior Subordinated Indenture
Dated as of __________ __, 201_

i

     JUNIOR SUBORDINATED INDENTURE dated as of __________ __, 201_, (hereinafter the “Indenture”) by and between Reinsurance Group of America, Incorporated, a Missouri corporation (hereinafter called the “Company”), having its principal executive office at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017 and The Bank of New York Mellon Trust Company, N.A., a national banking association (hereinafter called the “Trustee”), having its designated corporate trust office at 2 North LaSalle, Suite 1020, Chicago, Illinois 60602.
RECITALS OF THE COMPANY
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its junior subordinated debentures, notes, bonds or other evidences of indebtedness (herein generally called the “Debt Securities”), to be issued in one or more series, as in this Indenture provided.
     All things necessary have been done to make this Indenture a valid agreement of the Company, in accordance with its terms.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Debt Securities or of Debt Securities of any series, as follows:
ARTICLE I.
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 1.1. Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP or as provided with respect to any series of Debt Securities, and, except as otherwise herein provided or as provided with respect to any series of Debt Securities, the term “GAAP”, with respect to any computation required or permitted hereunder with respect to any series of Debt Securities, shall mean GAAP as are set forth in the statements and pronouncements of the Financial Accounting Standards Board and in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in such other statements by such other entity as have been approved by a significant segment of the accounting profession or which have other substantial authoritative support in the United States and are applicable in the circumstances, in each case, as applied on a consistent basis, which are in effect as of the issuance date of such series of Debt Securities; and
     (4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
Certain terms, used principally in Article III or VI, are defined in those respective Articles.
     “Act” when used with respect to any Holder, has the meaning specified in Section 8.1.
     “Additional Interest” shall have the meaning set forth in Section 5.2.
     “Additional Payments” shall have the meaning set forth in Section 3.11.
     “Administrative Trustee” shall have the meaning set forth in the applicable Trust Agreement.
     “Additional Taxes” means any additional taxes, duties and other governmental charges to which the applicable RGA Capital Trust has become subject from time to time as a result of a Tax Event.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.
     “Authenticating Agent” has the meaning specified in Section 6.14.
     “Board of Directors” means either the board of directors of the Company or any committee of that board duly authorized to act hereunder or any director or directors and/or officer or officers of the Company to whom that board or committee shall have delegated its authority.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a

Board Resolution (including the establishment of any series of the Debt Securities and the forms and terms thereof) such action may be taken by any committee, officer or employee of the Company authorized to take such action by a Board Resolution.
     “Business Day” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Debt Securities means any day which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in that Place of Payment or other location are authorized or obligated by law or regulation to close, except as otherwise specified pursuant to Section 3.1.
     “Closing Price” of the Common Stock for any Trading Day means (i) if the Common Stock is then listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on such Trading Day on the principal securities exchange on which the Common Stock is listed, (ii) if the Common Stock is not listed or admitted for trading as described in clause (i), the last reported sale price of the Common Stock on such Trading Day in the over-the-counter market as reported by Pink OTC Markets Inc., or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (iii) if not listed or quoted as described in clause (i) or (ii), the mean between the high bid and low asked quotations on such Trading Day for the Common Stock as reported by Pink OTC Markets Inc. if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding Trading Days. If none of the conditions set forth above is met, the last reported sale price of the Common Stock on any Trading Day or the average of such last reported sale prices for any period shall be the fair market value of the Common Stock as determined by a member firm of the New York Stock Exchange selected by the Company.
     “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.
     “Common Securities” means undivided beneficial interests in the assets of the applicable RGA Capital Trust which rank pari passu with the Preferred Securities issued by such RGA Capital Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of (i) distributions, and (ii) payments upon liquidation, redemption and otherwise, are subordinated to the rights of holders of Preferred Securities.
     “Common Stock” means the class of Common Stock, par value $.01 per share, of the Company authorized at the date of this Indenture as originally signed, or any other class of stock resulting from successive changes or reclassifications of such Common

Stock, and in any such case including any shares thereof authorized after the date of this Indenture, and any other shares of stock of the Company which do not have any priority as to the payment of dividends or upon liquidation over any other class of stock.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman, a Vice Chairman, the President, the Chief Financial Officer, the Chief Operating Officer or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company. The officers signing a Company Request or Company Order may be the same Person.
     “Conversion Agent” means any Person authorized by the Company to receive Debt Securities to be converted into Common Stock on behalf of the Company. The Company initially authorizes the Trustee to act as Conversion Agent for the Debt Securities on its behalf. The Company may at any time from time to time authorize one or more Persons to act as Conversion Agent in addition to or in place of the Trustee with respect to any series of Debt Securities issued under this Indenture.
     “Conversion Price” means, with respect to any series of Debt Securities which are convertible into Common Stock, the price per share of Common Stock at which the Debt Securities of such series are so convertible pursuant to Section 3.1 with respect to such series, as the same may be adjusted from time to time in accordance with Section 15.3.
     “Conversion Request” means (a) the irrevocable request to be given by a Holder of Debt Securities of a series that by its terms is convertible into Common Stock, as specified pursuant to Section 3.1 hereof, directing the Conversion Agent to convert such Debt Securities into shares of Common Stock, and (b) the irrevocable request to be given by a holder of the Preferred Securities of the applicable RGA Capital Trust to the Conversion Agent directing the Conversion Agent to exchange such Common Stock for such Preferred Securities on behalf of such holder.
     “Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this instrument is located at: 2 North LaSalle, Suite 1020, Chicago, Illinois 60602, Attn: Corporate Trust Administration.
     “Corporation” means corporations, associations, limited liability companies, limited partnerships, business trusts and other legal entities.

     “Currency” means any currency, composite currency or currency unit and Foreign Currency issued by the government of one or more countries or by any recognized union, confederation or association of such governments.
     “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.
     “Current Market Price” on any date means the average of the daily Closing Prices per share of Common Stock for any thirty (30) consecutive Trading Days selected by the Company prior to the date in question, which thirty (30) consecutive Trading Day period shall not commence more than forty-five (45) Trading Days prior to the day in question; provided that with respect to Section 15.3(3), the “Current Market Price” of the Common Stock shall mean the average of the daily Closing Prices per share of Common Stock for the five (5) consecutive Trading Days ending on the date of the distribution referred to in Section 15.3(3) (or if such date shall not be a Trading Day, on the Trading Day immediately preceding such date).
     “Debt Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Debt Securities (including any Global Notes) authenticated and delivered under this Indenture.
     “Defaulted Interest” has the meaning specified in Section 3.7.
     “Deferred Payments” has the meaning specified in Section 17.1.
     “Depositary” means a clearing agency registered under the Securities Exchange Act of 1934, as amended, or any successor thereto, which shall in either case be designated as such by the Company pursuant to Section 3.1 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Debt Securities of any series shall mean the Depositary with respect to the Debt Securities of that series.
     “Discharged” has the meaning specified in Section 14.2.
     “Discount Security” means any Debt Security which is issued with “original issue discount” within the meaning of Section 1273(a) of the Code (or any successor provision) and the regulations thereunder.
     “Dissolution Event” means that as a result of the occurrence and continuation of a Special Event, the applicable RGA Capital Trust is to be dissolved in accordance with the applicable Trust Agreement and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by such Trust pro rata in accordance with the Trust Agreement.

     “Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.
     “EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system, or any successor system established by the Commission for the dissemination of data to investors.
     “Event of Default” has the meaning specified in Section 5.1.
     “Extended Interest Period” has the meaning specified in Section 3.1.
     “Floating Rate Security” means a Debt Security which provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index or any other index specified pursuant to Section 3.1.
     “Foreign Currency” means any Currency other than Currency of the United States.
     “Global Note” means a Debt Security evidencing all or part of a series of Debt Securities.
     “Holder” means the Person in whose name a Debt Security is registered in the Security Register.
     “Indenture” means this Junior Subordinated Indenture as originally executed, or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, unless the context otherwise requires, shall include the terms of a particular series of Debt Securities as established pursuant to Section 3.1.
     “Interest” or “interest,” when used with respect to a Discount Security which by its terms bears interest only from a certain date, means interest payable after such date.
     “Interest Payment Date” with respect to any Debt Security means the Stated Maturity of an installment of interest on such Debt Security; provided, that (if it is provided pursuant to Section 3.1 that Article XVII shall apply to the Debt Securities of such series) an Interest Payment Date may be extended pursuant to Section 17.1, in which event such Stated Maturity as so extended shall be an Interest Payment Date.
     “Investment Company Act” means the Investment Company Act of 1940, as amended, as in effect at the date of execution of this instrument.
     “Investment Company Event” means the receipt by the applicable RGA Capital Trust of an Opinion of Counsel, rendered by a law firm having a recognized tax and securities law practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a “Change in 1940

Act Law”), such RGA Capital Trust is or shall be considered an “investment company” that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities under the applicable Trust Agreement.
     “Maturity” when used with respect to any Debt Security means the date on which the principal of such a Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment or repurchase at the option of the Holder thereof, notice of exchange or conversion or otherwise.
     “Notice of Default” has the meaning specified in Section 5.1(4).
     “Officers’ Certificate” means a certificate signed by the Chairman, a Vice Chairman, the President, the Chief Financial Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company. The officers signing an Officers’ Certificate may be the same Person.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (including an employee of the Company) and who shall be reasonably satisfactory to the Trustee.
     “Outstanding” when used with respect to Debt Securities means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, except:
          (i) Debt Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and
          (ii) Debt Securities for whose redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated and held in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities; provided, however, that if such Debt Securities are to be redeemed prior to their Stated Maturity, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
          (iii) Debt Securities, except to the extent provided in Section 14.2, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article XIV; and
          (iv) Debt Securities that have been converted or exchanged for other securities; and
          (v) Debt Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company;
provided, however, that, in determining whether the Holders of the requisite principal amount of Debt Securities Outstanding have performed any Act hereunder, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (provided that, in connection with any offer by the Company or any obligor to purchase Debt Securities, Debt Securities tendered by a Holder shall be deemed to be Outstanding until the date of purchase), except that, (i) in determining whether the Trustee shall be protected in relying upon any such Act, only Debt Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded and (ii) the foregoing shall not apply at any time when all of the Outstanding Debt Securities are owned by the Company, the Trustee and/or any such Affiliate. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have performed any Act hereunder, the principal amount of a Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.
     “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debt Securities on behalf of the Company.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
     “Place of Payment” when used with respect to the Debt Securities of any series means the place or places where the principal of (and premium, if any) and interest on the Debt Securities of that series are payable as specified pursuant to Section 3.1.
     “Predecessor Security” of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 3.6 in lieu of a mutilated, lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debt Security.

     “Preferred Stock” means any shares of capital stock issued by the Company that are entitled to a preference or priority over Common Stock upon any distribution of the Company’s assets, whether by dividend or upon liquidation.
     “Preferred Securities” means undivided beneficial interests in the assets of the applicable RGA Capital Trust which rank pari passu with Common Securities issued by such RGA Capital Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of (i) distributions, and (ii) payments upon liquidation, redemption and otherwise, are subordinated to the rights of holders of Preferred Securities.
     “Preferred Securities Guarantee” means any guarantee that the Company may enter into with the Trustee or other Persons that operates directly or indirectly for the benefit of holders of Preferred Securities issued by the applicable RGA Capital Trust.
     “Property Trustee” means the entity performing the function of the Property Trustee under the Trust Agreement of the applicable RGA Capital Trust.
     “Redemption Date” means (i) the date fixed for redemption of any Debt Security pursuant to this Indenture which, in the case of a Floating Rate Security, unless otherwise specified pursuant to Section 3.1, shall be an Interest Payment Date only or (ii) with respect to events described in Section 12.8, the date fixed for payment of any Special Redemption Price.
     “Redemption Price” means, unless otherwise specified pursuant to Section 3.1, in the case of a Discount Security, the amount of the principal thereof that would be due and payable as of the Redemption Date upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, and in the case of any other Debt Security, the principal amount thereof, plus, in each case, premium, if any, and accrued and unpaid interest, if any, to the Redemption Date.
     “Regular Record Date” for the interest payable on the Debt Securities of any series on any Interest Payment Date means the date specified for that purpose pursuant to Section 3.1 for such Interest Payment Date.
     “Responsible Officer” when used with respect to the Trustee means any vice president, the secretary, any assistant secretary, or any assistant vice president or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “RGA Capital Trust” means such statutory business trust created under the laws of Delaware specified in a Board Resolution of the Company establishing a particular series of Debentures pursuant to Section 3.1 hereof.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5(a).

     “Senior Indebtedness” has the meaning specified in Section 16.2.
     “Special Event” means a Tax Event or an Investment Company Event.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.
     “Special Redemption Price” has the meaning specified in Section 12.8.
     “Stated Maturity” when used with respect to any Debt Security or any installment of principal thereof or premium thereon or interest thereon means the date specified in such Debt Security as the date on which the principal of such Debt Security or such installment of principal, premium or interest is due and payable.
     “Subsidiary” means (1) any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or one or more other Subsidiaries and (2) any other Person in which the Company or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own at least a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, at least the majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.
     “Tax Event” means the receipt by the applicable RGA Capital Trust of an Opinion of Counsel, rendered by a law firm having a recognized tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the applicable Trust Agreement, there is more than an insubstantial risk that (i) such RGA Capital Trust is, or shall be within 90 days after the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the Debt Securities; (ii) interest payable by the Company on the Debt Securities is not, or within 90 days after the date of such Opinion of Counsel, shall not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or (iii) such RGA Capital Trust is, or shall be within 90 days after the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. An RGA Capital Trust or the Company shall request and receive such Opinion of Counsel with regard to such matters within a reasonable period of time after such RGA Capital Trust or the Company shall have become aware of any of the events described in clauses (i) through (iii) above.

     “Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not traded on the New York Stock Exchange, on the principal other national or regional securities exchange or market on which the applicable security is then listed or traded.
     “Trust Agreement” means the Amended and Restated Trust Agreement of a particular RGA Capital Trust.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this instrument was executed, except as provided in Section 10.5.
     “Trust Securities” means the applicable Common Securities and Preferred Securities, collectively.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Debt Securities of any series shall mean the Trustee with respect to Debt Securities of such series.
     “United States” means the United States of America (including the States and the District of Columbia), and its possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.
     “U.S. Government Obligations” has the meaning specified in Section 14.2.
     “Vice President” includes, with respect to the Company or the Trustee, any Vice President of the Company or the Trustee, as the case may be, whether or not designated by a number or word or words added before or after the title “Vice President.”
Section 1.2. Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 11.2) shall include:

     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
Every such certificate or opinion provided under this Indenture shall be without personal recourse to the individual executing the same and may include an express statement to such effect.
Section 1.3. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument. All applications, requests, consents, certificates, statements, opinions or other instruments given under this Indenture shall be without personal recourse to any individual giving the same and may include an express statement to such effect.

Section 1.4. Notices, Etc., to Trustee and Company.
     Any Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (including telecopy or e-mail) to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration; or
     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (including telecopy) or mailed, first-class postage prepaid or airmail postage prepaid if sent from outside the United States, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, to the attention of its Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.
     The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions even if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
          Notwithstanding anything to the contrary contained herein, as long as the Debt Securities of any series are in the form of a Global Note, notice to the Holders may be made electronically in accordance with procedures of the Depositary.
     Any such Act or other document shall be in the English language, except that any published notice may be in an official language of the country of publication.
Section 1.5. Notice to Holders; Waiver.
     When this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given to Holders (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or transmitted by e-mail to such Holders as their names and addresses appear in the Security Register, within the time prescribed.
     In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice to Holders of Debt Securities by mail or e-mail, such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail or e-mail, neither the failure to mail or e-mail such notice nor any defect in any notice so mailed or e-mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed or e-mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice which is published in the manner herein provided shall be conclusively presumed to have been duly given.
Section 1.6. Conflict With Trust Indenture Act.
     This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with the duties imposed on any person by the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act, the duties imposed by the Trust Indenture Act shall control. If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act which is automatically deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the former provision shall be deemed to apply to this Indenture as so modified or excluded.
Section 1.7. Effect of Headings and Table of Contents.
     The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 1.8. Assignment; Successors and Assigns.
     The Company shall have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company shall remain primarily liable for all such obligations. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.
Section 1.9. Separability Clause.
     In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10. Benefits of Indenture.
     Nothing in this Indenture or in the Debt Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and the Holders (and with respect to the provisions of Article XVI, the holders of Senior Indebtedness), any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 1.11. Governing Law.
     This Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles of conflicts of law.
Section 1.12. Legal Holidays.
     Unless otherwise specified pursuant to Section 3.1 or in any Debt Security, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debt Security of any series shall not be a Business Day at any Place of Payment for the Debt Securities of that series, then (notwithstanding any other provision of this Indenture or of the Debt Securities) payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day (unless otherwise specified).
Section 1.13. No Security Interest Created.
     Nothing in this Indenture or in the Debt Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.
Section 1.14. Liability Solely Corporate.
     No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on any Debt Securities, or any part thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, or against any shareholder, officer or director, as such, past, present or future, of the Company (or any incorporator, shareholder, officer or director of any predecessor or successor corporation), either directly or through the Company (or any such predecessor or successor corporation), whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Debt Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any such incorporator, shareholder, officer or director, past, present or future, of the Company (or any incorporator, shareholder, officer or director of any such predecessor or successor corporation), either directly or indirectly through the Company or any such predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Debt Securities or to be implied herefrom or therefrom; and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of Debt Securities; provided, however, that nothing herein or in the Debt Securities contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or subscriber to capital stock upon or in respect of the shares of capital stock not fully paid.
Section 1.15. Treatment of Debt Securities as Debt.
     It is intended that the Debt Securities shall be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.
ARTICLE II.
DEBT SECURITY FORMS
Section 2.1. Forms Generally.
     The Debt Securities of each series shall be substantially in one of the forms (including global form) established in or pursuant to a Board Resolution or one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or self-regulatory organization on or in which any series of the Debt Securities may be listed or included, or to conform to usage, all as determined by the officers executing such Debt Securities as conclusively evidenced by their execution of such Debt Securities. If the form of Debt Securities (or any Global Note) of a series is established in or pursuant to a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee, together with an Officers’ Certificate setting forth the form of such Debt Securities or Global Notes, at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Debt Securities (or any such Global Note).
     The definitive Debt Securities of each series may be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or in any other manner, all as determined by the officers executing such Debt Securities, as conclusively evidenced by their execution of such Debt Securities.
Section 2.2. Form of Trustee’s Certificate of Authentication.
     The form of the Trustee’s certificate of authentication to be borne by the Debt Securities shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the series of Debt Securities issued under the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

Date:	By:

Authorized Signatory
Section 2.3. Securities in Global Form.
     If any Debt Security of a series is issuable in global form (a “Global Note”), such Global Note may provide that it shall represent the aggregate amount of Outstanding Debt Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Debt Securities represented thereby may from time to time be reduced or increased to reflect exchanges. Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Debt Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Global Note. Any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Note, after its initial issuance, shall be in writing but need not comply with Section 1.2.
ARTICLE III.
THE DEBT SECURITIES
Section 3.1. Amount Unlimited; Issuable in Series.
     The aggregate principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited.
     The Debt Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and (subject to Section 3.3) set forth or determined in the manner provided in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series, to the extent applicable:
     (1) the title of the Debt Securities of the series (which shall distinguish the Debt Securities of such series from all other series of Debt Securities);
     (2) the aggregate principal amount of such series of Debt Securities and any limit on the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of such series pursuant to Sections 3.4, 3.5, 3.6, 10.6 or 12.7);
     (3) the percentage of the principal amount at which the Debt Securities of such series will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity or upon redemption thereof or the method by which such portion shall be determined;
     (4) the date or dates on which or periods during which the Debt Securities of the series may be issued, and the date or dates or the method by which such date or dates will be determined, and on which the principal, or any installments of principal of (and premium, if any, on) the Debt Securities of such series are or may be payable (which, if so provided in or pursuant to such Board Resolution or supplemental indenture, may be determined by the Company from time to time as set forth in the Debt Securities of the series issued from time to time);
     (5) the rate or rates (which may be variable or fixed) at which the Debt Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest, if any, shall accrue or the method by which such date or dates shall be determined (which, in either case or both, if so provided in or pursuant to such Board Resolution or supplemental indenture, may be determined by the Company from time to time and set forth in the Debt Securities of the series issued from time to time); and the Interest Payment Dates on which such interest shall be payable (or the method of determination thereof), subject to the right, if any such right is provided pursuant to this Section 3.1, of the Company to defer or extend an Interest Payment Date and the duration of such deferral or extension (an “Extended Interest Period”), and the Regular Record Date, if any, for any interest payable on any registered Debt Securities on any Interest Payment Date, and the Person to whom any interest on any registered Debt Security of the series shall be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest.
     (6) the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee (in the case of Debt Securities) where the principal of (and premium, if any) and interest on Debt Securities of the series shall be payable; the extent to which, or the manner in which, any interest payable on any Global Note on an Interest Payment Date will be paid, if other than in the manner provided in Section 3.7; and the manner in which any principal of, or premium, if any, on, any Global Note will be paid, if other than as set forth elsewhere herein and whether any Global Note will require any notation to evidence payment of principal or interest;

     (7) the obligation, if any, of the Company to redeem, repay, purchase or offer to purchase Debt Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or upon other conditions or at the option of the Holder thereof and the period or periods within which or the dates on which, the prices at which and the terms and conditions upon which the Debt Securities of the series shall be redeemed, repaid, purchased or offered to be purchased, in whole or in part, pursuant to such obligation;
     (8) the right, if any, of the Company to redeem the Debt Securities of such series at its option and the period or periods within which, or the date or dates on which, the price or prices at which, and the terms and conditions upon which such Debt Securities may be redeemed, if any, in whole or in part, at the option of the Company or otherwise, and such right as it may pertain to a Special Event Redemption;
     (9) the denominations of the Debt Securities if other than minimum denominations of $1,000 and any integral multiple thereof (except as provided in Section 3.4);
     (10) whether the Debt Securities of the series are to be issued as Discount Securities and the amount of discount with which such Debt Securities may be issued and, if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;
     (11) if the provisions for the defeasance or discharge of the Debt Securities of such series or of certain of the Company’s obligations with respect to such Debt Securities set forth herein shall be inapplicable and any provisions in modification of, in addition to or in lieu of such provisions;
     (12) if the Debt Securities of such series are to be deposited as trust assets in an RGA Capital Trust, the name of the applicable RGA Capital Trust (which shall distinguish such statutory business trust from all other RGA Capital Trusts) into which the Debt Securities of such series are to be deposited as trust assets and the date of its Trust Agreement;
     (13) whether provisions for payment of additional amounts or tax redemptions shall apply and, if such provisions shall apply, such provisions;
     (14) if other than Dollars, the Currency or Currencies in which payment of the principal of (or premium, if any) or interest, if any, on the Debt Securities of the series shall be made or in which the Debt Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with (and amendments or modifications of the Indenture in connection therewith);
     (15) the date as of which any Debt Securities of the series shall be dated, if other than as set forth in Section 3.3;

     (16) if the Debt Securities of the series do not bear interest, the applicable dates for purposes of Section 7.1;
     (17) any addition to, or modification or deletion of, any term or condition relating to subordination, Events of Default or covenants provided for with respect to Debt Securities of the series, including, without limitation, Article XVI;
     (18) whether Article XVII will apply to the Debt Securities of the series, , and any provisions in modification of, in addition to or in lieu of such provisions of Article XVII with respect to the Debt Securities of such series;
     (19) whether the Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Notes and, in such case, the Depositary for such Global Note or Notes; and the manner in which and the circumstances under which Global Notes representing Debt Securities of the series may be exchanged for Debt Securities in definitive form, if other than, or in addition to, the manner and circumstances specified in Section 3.4(b);
     (20) the designation, if any, of any depositaries, trustees (if other than the applicable Trustee), Paying Agents, Authenticating Agents, Security Registrars (if other than the Trustee) or other agents with respect to the Debt Securities of such series;
     (21) if the Debt Securities of such series will be issuable in definitive form only upon receipt of certain certificates or other documents or upon satisfaction of certain conditions, the form and terms of such certificates, documents or conditions;
     (22) whether the Debt Securities of such series will be convertible into shares of Common Stock, Preferred Stock or into other securities or other property (whether or not issued by, or the obligation of, the Company) and, if so, the terms and conditions, which may be in addition to or in lieu of the provisions contained in this Indenture, upon which such Debt Securities will be so convertible, including the conversion price and the conversion period, including provisions for adjustments thereto;
     (23) the portion of the principal amount of the Debt Securities of such series that will be payable upon declaration of acceleration of the maturity thereof, if other than the principal amount thereof;
     (24) whether the provisions of Article XVI will apply to the Debt Securities of such series, and any provisions in modification of, in addition to or in lieu of such provisions of Article XVI with respect to the Debt Securities of such series;
     (25) if other than as provided for herein, the nature, content and date for reports by the Company to the holders of the Debt Securities of such series;

     (26) the terms, if any, of any repurchase or remarketing rights;
     (27) provisions relating to the subordination of the Debt Securities, if other than as set forth in Article XVI; and
     (28) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).
     All Debt Securities of any one series shall be substantially identical except as to the issue price and issue date, and, in some cases, the first Interest Payment Date, which, as set forth above, may be determined by the Company from time to time as to Debt Securities of a series if so provided in or established pursuant to the authority granted in or pursuant to a Board Resolution or in any such indenture supplemental hereto, and except as may otherwise be provided in or pursuant to such Board Resolution and (subject to Section 3.3) set forth in such Officers’ Certificate, or in any such indenture supplemental hereto. All Debt Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Debt Securities of such series.
     If any of the terms of a series of Debt Securities is established in or pursuant to a Board Resolution, a copy of such Board Resolution shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.
Section 3.2. Denominations.
     In the absence of any specification pursuant to Section 3.1 with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable only as Debt Securities in denominations of $1,000 and any integral multiple thereof and shall be payable only in Dollars.
Section 3.3. Execution, Authentication, Delivery and Dating.
     The Debt Securities of any series shall be executed on behalf of the Company by its Chairman, a Vice Chairman, its President, one of its Vice Presidents or its Treasurer. The signature of any of these officers may be manual or facsimile.
     Debt Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities or did not hold such offices at the date of such Debt Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any series, executed by the Company, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debt Securities and the Trustee in accordance with the Company Order shall authenticate and deliver such Debt Securities. If all the Debt Securities of any one series are not to be issued at one time and if a Board Resolution or the Officers’ Certificate or other document pursuant to a Board Resolution or supplemental indenture relating to such series shall so permit, such Company

Order may set forth procedures acceptable to the Trustee for the issuance of such Debt Securities and for the determination of the terms thereof, such as interest rate, Stated Maturity, date of issuance and date from which interest, if any, shall accrue.
     The Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, prior to the authentication and delivery of the Debt Securities of such series, (i) the supplemental indenture or the Board Resolution by or pursuant to which the form and terms of such Debt Securities have been approved and (ii) an Opinion of Counsel substantially to the effect that:
     (1) the Company Order furnished by the Company to the Trustee in connection with the authentication and delivery of such Debt Securities conforms to the requirements of this Indenture and constitutes sufficient authority hereunder for the Trustee to authenticate and deliver such Debt Securities;
     (2) the forms and terms (or, if applicable, the manner of determining the terms) of such Debt Securities are consistent with the provisions of this Indenture;
     (3) in the event that the forms or terms of such Debt Securities have been established in a supplemental indenture, the execution and delivery of such supplemental indenture has been duly authorized by all necessary corporate action of the Company, such supplemental indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding obligation enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to such other exceptions as counsel shall conclude do not materially affect the rights of the Holders of such Debt Securities;
     (4) the execution and delivery of such Debt Securities have been duly authorized by all necessary corporate action of the Company and such Debt Securities (if to be issued at the time of delivery of such Company Order) have been duly executed and delivered by the Company and, assuming due authentication by the Trustee and execution and delivery by the Company (if to be issued after delivery of such Company Order in accordance with the foregoing procedures), are valid and binding obligations enforceable against the Company in accordance with their terms, entitled to the benefit of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to such other exceptions as counsel shall conclude do not materially affect the rights of the Holders of such Debt Securities; and

     (5) the amount of Debt Securities Outstanding of such series, together with the amount of such Debt Securities, does not exceed any limit established under the terms of this Indenture on the amount of Debt Securities of such series that may be authenticated and delivered.
     The Trustee shall not be required to authenticate such Debt Securities if the issuance of such Debt Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Debt Securities and this Indenture in a manner which is not reasonably acceptable to the Trustee.
     Each Debt Security shall be dated the date of its authentication.
     No Debt Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in one of the forms provided for herein duly executed by an authorized signatory of the Trustee or by an Authenticating Agent, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Debt Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debt Security to the Trustee for cancellation as provided in Section 3.8 together with a written statement (which need not comply with Section 1.2) stating that such Debt Security has never been issued and sold by the Company, for all purposes of this Indenture such Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
Section 3.4. Temporary Debt Securities; Global Notes Representing Debt Securities.
     (a) Pending the preparation of definitive Debt Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debt Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination for Debt Securities of such series, substantially of the tenor of the definitive Debt Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debt Securities may determine, as conclusively evidenced by their execution of such Debt Securities. Every such temporary Debt Security shall be executed by the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debt Securities in lieu of which they are issued.
     Except in the case of temporary Debt Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series, of a like Stated Maturity and with like terms and provisions, upon surrender of the temporary Debt Securities of such series at the office or agency of the Company in a Place of Payment for such series, without charge to the Holder, except as provided in

Section 3.5 in connection with a transfer. Upon surrender for cancellation of any one or more temporary Debt Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of the same series of authorized denominations and of a like Stated Maturity and like terms and provisions. Until so exchanged, the temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.
     (b) If the Company shall establish pursuant to Section 3.1 that the Debt Securities of a series are to be issued in whole or in part in the form of one or more Global Notes, then the Company shall execute and the Trustee shall, in accordance with Section 3.3 and the Company Order with respect to such series, authenticate and deliver one or more Global Notes that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Debt Securities of such series to be represented by one or more Global Notes, (ii) shall be registered in the name of the Depositary for such Global Note or Notes or the nominee of such depositary, and (iii) shall bear a legend substantially to the following effect: “This Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until this Debt Security is exchanged in whole or in part for Debt Securities in definitive form.”
     Notwithstanding any other provision of this Section or Section 3.5, unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Note representing all or a portion of the Debt Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor Depositary for such series or a nominee of such successor depositary.
     If at any time the Depositary for the Debt Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Debt Securities of such series or if at any time the Depositary for Debt Securities of a series shall no longer be a clearing agency registered and in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Debt Securities of such series. If a successor Depositary for the Debt Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Debt Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such series in exchange for such Global Note or Notes.
     The Company may at any time and in its sole discretion determine that the Debt Securities of any series issued in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Debt Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such series in exchange for such Global Note or Notes.
     If the Debt Securities of any series shall have been issued in the form of one or more Global Notes and if an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing, the Company will promptly execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Debt Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such series in exchange for such Global Note or Notes.
     If specified by the Company pursuant to Section 3.1 with respect to Debt Securities of a series, the Depositary for such series of Debt Securities may surrender a Global Note for such series of Debt Securities in exchange in whole or in part for Debt Securities of such series in definitive form on such terms as are acceptable to the Company and such depositary. Thereupon, the Company shall execute and the Trustee shall authenticate and deliver, without charge:
     (i) to each Person specified by the Depositary a new Debt Security or Securities of the same series, of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and
     (ii) to the Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Debt Securities delivered to Holders thereof.
     Upon the exchange of a Global Note for Debt Securities in definitive form, such Global Note shall be canceled by the Trustee. Debt Securities issued in exchange for a Global Note pursuant to this subsection (b) shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debt Securities to the Persons in whose names such Debt Securities are so registered.
     No holder of any beneficial interest in any Global Note held on its behalf by a Depositary (or its nominee) shall have any rights under this Indenture with respect to such Global Note or any Debt Security represented thereby, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Note or any Debt Security represented thereby for all purposes whatsoever. None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interest, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominees) as Holder of any Debt Security.
Section 3.5. Registration, Transfer and Exchange.
     (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or in any other office or agency of the Company in a Place of Payment being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debt Securities and of transfers and exchanges of Debt Securities. Such Security Register shall be in written form in the English language or in any other form capable of being accurately and completely converted into such form within a reasonable time. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Debt Securities and registering transfers and exchanges of Debt Securities as herein provided; provided, however, that the Company may appoint co-Security Registrars unless the terms of any series of Debt Securities provide otherwise.
     Upon surrender for registration of transfer of any Debt Security of any series at the office or agency of the Company maintained for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Debt Securities of the same series of like aggregate principal amount of such denominations as are authorized for Debt Securities of such series and of a like Stated Maturity and with like terms and conditions.
     Except as otherwise provided in Section 3.4 and this Section 3.5, at the option of the Holder, Debt Securities of any series may be exchanged for other Debt Securities of the same series of like aggregate principal amount and of a like Stated Maturity and with like terms and conditions, upon surrender of the Debt Securities to be exchanged at such office or agency. Whenever any Debt Securities are surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debt Securities which the Holder making the exchange is entitled to receive.
     (b) All Debt Securities issued upon any transfer or exchange of Debt Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered for such transfer or exchange.
     Every Debt Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing.
     No service charge will be made for any transfer or exchange of Debt Securities except as provided in Section 3.6. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration, transfer or exchange of Debt Securities, other than those expressly provided in this Indenture to be made at the Company’s own expense or without expense or without charge to the Holders and other than in connection with the exchange of a Global Note for Debt Securities in definitive form pursuant to Section 3.4(b).
     The Company shall not be required (i) to register, transfer or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Debt Securities of such series selected for redemption under Sections 12.3 or 12.8 and ending at the close of business on the day of such transmission, or (ii) subject to the condition that any redemption pursuant to Section 12.8 be only in whole, and not in part, to register, transfer or exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.
Section 3.6. Mutilated, Destroyed, Lost and Stolen Debt Securities.
     If (i) any mutilated Debt Security is surrendered to the Trustee at its Corporate Trust Office, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security, and there is delivered to the Company and the Trustee such security or indemnity as may be satisfactory by them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee receives notice that such Debt Security has been acquired by a bona fide purchaser, then the Company shall execute and upon Company Request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debt Security, a new Debt Security of the same series of like Stated Maturity and with like terms and conditions and like principal amount, bearing a number not contemporaneously Outstanding,
     In case any such mutilated, destroyed, lost or stolen Debt Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security, pay the amount due on such Debt Security in accordance with its terms.
     Upon the issuance of any new Debt Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Debt Security of any series issued pursuant to this Section shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of that series duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities.
Section 3.7. Payment of Interest; Interest Rights Preserved.
     (a) Unless otherwise specified as contemplated by Section 3.1 with respect to the Debt Securities of any series, interest on any Debt Security which is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest notwithstanding the cancellation of such Debt Security upon any transfer or exchange subsequent to the Regular Record Date. Unless otherwise specified as contemplated by Section 3.1 with respect to the Debt Securities of any series, payment of interest on Debt Securities shall be made at the place or places specified pursuant to Section 3.1 or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if provided pursuant to Section 3.1, by wire transfer to an account designated by the Holder by the Regular Record Date.
     (b) Subject to Article XVII (if it is provided pursuant to Section 3.1 that Article XVII shall apply to the Debt Securities of such series), any interest on any Debt Security which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Debt Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debt Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which date shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Debt Securities at their addresses as they appear in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debt Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Company may make payment of any Defaulted Interest on Debt Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     (c) Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.
Section 3.8. Cancellation.
     Unless otherwise specified pursuant to Section 3.1 for Debt Securities of any series, all Debt Securities surrendered for payment, redemption, transfer, exchange or credit against any sinking fund shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Debt Securities so delivered shall be promptly canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Debt Securities previously authenticated hereunder which the Company has not issued, and all Debt Securities so delivered shall be promptly canceled by the Trustee. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debt Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures. The acquisition of any Debt Securities by the Company shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Debt Securities are surrendered to the Trustee for cancellation.
Section 3.9. Computation of Interest.
     Except as otherwise specified pursuant to Section 3.1 for Debt Securities of any series, interest on the Debt Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 3.10. Currency of Payments in Respect of Debt Securities.
     Unless otherwise specified pursuant to Section 3.1 for Debt Securities of any series, payment of the principal of (and premium, if any) and any interest on any Debt Security of such series will be made in Dollars.
Section 3.11. CUSIP Numbers.
     The Company in issuing the Debt Securities of any series may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
Section 3.12. Additional Payments.
     If, at any time while the Property Trustee is the holder of any Debt Securities, the applicable RGA Capital Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company shall pay as Additional Payments on the Debt Securities held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges shall be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed. “Additional Payments” shall also include amounts necessary to cover the costs and expenses of collection of overdue installments of principal (and premium, if any) and of interest (including any Additional Interest), including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as set forth in Section 5.3.
ARTICLE IV.
SATISFACTION AND DISCHARGE
Section 4.1. Satisfaction and Discharge of Indenture.
     This Indenture, with respect to the Debt Securities of any series (if all series issued under this Indenture are not to be affected), shall, upon Company Request, cease to be of further effect with respect to any series of Debt Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of such Debt Securities herein expressly provided for and rights to receive payments of principal (and premium, if any) and interest on such Debt Securities) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series of Debt Securities, when:
     (1) either
     (A) all Debt Securities of such series theretofore authenticated and delivered (other than (i) Debt Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Debt Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust with the Trustee or any Paying Agent by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 11.4) have been delivered to the Trustee for cancellation; or
     (B) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation,

     (i) have become due and payable by reason of the giving of a notice of redemption or otherwise, or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company either complies with any other condition or terms specified pursuant to Section 3.1, or if not so specified in the case of (i), (ii) or (iii) of this subclause (B), has irrevocably deposited or caused to be deposited with the Trustee as trust funds held in trust solely for the benefit of the Holders, cash in United States Dollars in an amount, U.S. Government Obligations (as defined in Section 14.2) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Debt Securities not delivered to the Trustee for cancellation for principal, premium, if any and accrued interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, and if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 11.4, shall survive such satisfaction and discharge.
Section 4.2. Application of Trust Money, Etc.
     The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or U.S. Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Debt Securities of any series for which money or U.S. Government Obligations have been deposited pursuant to Section 4.1.

     Subject to the provisions of the last paragraph of Section 11.4, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities, if any, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.
     The Company shall pay and shall indemnify the Trustee for any series of Debt Securities against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 4.1 or the interest and principal received in respect of such U.S. Government Obligations other than any such tax, fee or other charge which by law is payable by or on behalf of Holders. The obligation of the Company under this Section 4.2 shall be deemed to be an obligation of the Company under Section 6.7.
ARTICLE V.
REMEDIES
Section 5.1. Events of Default.
     “Event of Default” wherever used herein with respect to Debt Securities of any series, and unless otherwise provided with respect to Debt Securities of any series pursuant to Section 3.1, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of the principal of (and premium, if any, on) any Debt Security of such series at its Maturity; or
     (2) default in the payment of any interest upon any Debt Security of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or
     (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Debt Security of such series, and the continuance of such default for a period of 30 days; or
     (4) default in the performance, or breach, of any covenant or warranty of the Company with respect to such series in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which expressly has been included in this Indenture solely for the benefit of Debt Securities of a series other than such series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (5) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or
     (6) the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or
     (7) any other Event of Default specified with respect to Debt Securities of that series pursuant to Section 3.1.
Section 5.2. Acceleration of Maturity; Rescission and Annulment.
     Unless otherwise provided with respect to Debt Securities of any series pursuant to Section 3.1, if an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case, unless the principal of all Debt Securities shall have already become due and payable, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal amount (or, if any Debt Securities of such series are Discount Securities or indexed securities, such portion of the principal amount of such Discount Securities as may be specified in the terms of such Discount Securities or indexed securities) of all the Debt Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) plus accrued and unpaid interest (and premium, if payable) shall become immediately due and payable, provided, however, that payment of such principal and interest, if any, on the Debt Securities of such series shall remain subordinated to the extent provided in Article XVI. Upon payment of such amount, all obligations of the Company in respect of the payment of principal of (and premium, if payable) and interest on the Debt Securities of such series shall terminate.

     At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if
     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which Debt Securities of such series are payable:
(A)	all overdue installments of interest on all Debt Securities of such series,

(B)	the principal of (and premium, if any, on) any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities,

(C)	to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Debt Security of such series at the rate or rates prescribed therefor in such Debt Securities or, if no such rate or rates are so prescribed, at the rate borne by the Debt Securities during the period of such default (“Additional Interest”), and

(D)	all Additional Payments; provided, however, that all sums payable under this clause (D) shall be paid in Dollars;
     and
     (2) All Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.
No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.
Section 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if
     (1) default is made in the payment of any installment of interest on any Debt Security when such interest becomes due and payable and such default continues for a period of 30 days,
     (2) default is made in the payment of principal of (or premium, if any, on) any Debt Security at the Maturity thereof, or

     (3) default is made in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due pursuant to the terms of the Debt Securities of any series, and such default continues for a period of 30 days, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debt Securities, the amount then due and payable on such Debt Securities, for the principal (and premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon overdue installments of interest, at the rate or rates prescribed therefor in such Debt Securities or, if no such rate or rates are so prescribed, at the rate borne by the Debt Securities during the period of such default; and, in addition thereto, such further amount as shall be sufficient to cover any Additional Payments, including, without limitation, the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Debt Securities, and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debt Securities wherever situated.
     If an Event of Default with respect to Debt Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 5.4. Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, relative to the Company or any other obligor upon the Debt Securities, of a particular series or all or substantially all of the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Debt Securities shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (i) to file and prove a claim for the whole amount of principal (or, if the Debt Securities of such series are Discount Securities, such portion of the principal amount as may be due and payable with respect to such series pursuant to a declaration in accordance with Section 5.2) (and premium, if any) and interest owing and unpaid in respect of the Debt Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of such Debt Securities allowed in such judicial proceeding, and
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each such Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities of such series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 5.5. Trustee May Enforce Claims Without Possession of Debt Securities.
     All rights of action and claims under this Indenture or the Debt Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of such Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debt Securities in respect of which such judgment has been recovered.
Section 5.6. Application of Money Collected.
     Subject to Article XVI, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Debt Securities of any series in respect of which money has been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 6.7;
     SECOND: To the payment of all Senior Indebtedness if and to the extent required by Article XVI.

     THIRD: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Debt Securities of such series, in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal (and premium, if any) and interest, respectively; and
     FOURTH: The balance, if any, to the Company or as a court of competent jurisdiction may direct.
Section 5.7. Limitation on Suits.
     No Holder of any Debt Security of any series shall have any right to institute any action or proceeding, judicial or otherwise, at law or in equity or in bankruptcy or otherwise, with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian, sequestrator (or similar official) or for any other remedy hereunder, unless:
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such series,
     (2) the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder,
     (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request,
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debt Securities of such series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders or of the Holders of Outstanding Debt Securities of any other series, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. For the protection and enforcement of the provisions of this Section 5.7, each and every Holder of Debt Securities of any series and the Trustee for such series shall be entitled to such relief as can be given at law or in equity.

Section 5.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.
     Notwithstanding any other provision in this Indenture, the Holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7 and Article XVII (if it is provided pursuant to Section 3.1 that Article XVII shall apply to the Debt Securities of such series)) interest on such Debt Security on the respective Stated Maturity or Maturities expressed in such Debt Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and interest thereon, and such right shall not be impaired without the consent of such Holder.
Section 5.9. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions and rights hereunder, and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 5.10. Rights and Remedies Cumulative.
     Except as otherwise expressly provided elsewhere in this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 5.11. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 5.12. Control By Holders.
     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred by this Indenture on the Trustee with respect to the Debt Securities of such series, provided, that:
     (1) such direction shall not be in conflict with any rule of law or with this Indenture;

     (2) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceeding so directed would be unjustly prejudicial to the Holders of Debt Securities of such series not joining in any such direction; and
     (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
Section 5.13. Waiver of Past Defaults.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of any such series waive any past default hereunder with respect to such series and its consequences, except a default:
     (1) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to the Debt Securities of such series; or
     (2) in respect of a covenant or provision hereof which pursuant to Article X cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected; provided that a majority in principal amount of the Outstanding Debt Securities of such series may rescind and annul a declaration of acceleration with respect to Debt Securities of a given series, as provided in Section 5.2.
     Notwithstanding the foregoing, if the Debt Securities of any series are held as trust assets of the applicable RGA Capital Trust or a trustee of such an RGA Capital Trust, any such waiver or modification shall not be effective until the holders of a majority in liquidation amount of the Trust Securities of the applicable RGA Capital Trust shall have consented to such waiver or modification; provided, that if the Debt Securities of any series are held as trust assets of an RGA Capital Trust or a trustee of such an RGA Capital Trust, and if the consent of the Holder of each Outstanding Debt Security is required, such waiver shall not be effective until each Holder of the Trust Securities of the related RGA Capital Trust shall have consented to such waiver. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of the Debt Securities of such series under this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Section 5.14. Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Debt Securities of any series, or to any suit instituted by any Holder of a Debt Security for the enforcement of the payment of the principal of (or premium, if any) or interest on such Debt Security on or after the Stated Maturity or Maturities expressed in such Debt Security (or, in the case of redemption, on or after the Redemption Date).
Section 5.15. Waiver of Stay or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VI.
THE TRUSTEE
Section 6.1. Certain Duties and Responsibilities.
     (a) Except during the continuance of an Event of Default with respect to the Debt Securities of any series:
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (b) In case an Event of Default with respect to Debt Securities of any series has occurred and is continuing, the Trustee shall, with respect to the Debt Securities of such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Debt Securities of any series in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
     (4) the Trustee is under no obligation or duty to pay interest on or invest any funds deposited with it except as specifically provided in this Indenture, and all investment activities undertaken by the Trustee, if any, shall be at and pursuant to the written instruction of the Company; and
     (5) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
     (e) Any opinion required or permitted to be delivered to the Trustee hereunder may be addressed and delivered to the entity serving as Trustee hereunder solely in its individual capacity and not in its capacity as Trustee, fiduciary or as representative of the holders of such Debt Securities issued by the Company.
Section 6.2. Notice of Defaults.
     Within 90 days after the occurrence of any default hereunder with respect to Debt Securities of any series, the Trustee shall give notice to all Holders of Debt Securities of such series of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Debt Securities of such series; and provided, further, that in the case of any default of the character specified in Section 5.1(4) with respect to Debt Securities of such series no such notice to Holders shall be given until at least 90 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of such series.
     Notice given pursuant to this Section 6.2 shall be transmitted by mail:
     (1) to all Holders, as the names and addresses of the Holders appear in the Security Register; and
     (2) to each Holder of a Debt Security of any series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a) of this Indenture.
Section 6.3. Certain Rights of Trustee.
     Except as otherwise provided in Section 6.1:
     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Debt Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officers’ Certificate or other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (i) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debt Securities and this Indenture;
     (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder;
     (l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and
     (m) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 6.4. Not Responsible for Recitals or Issuance of Debt Securities.
     The recitals contained herein and in the Debt Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities of any series. The Trustee shall not be accountable for the use or application by the Company of any Debt Securities or the proceeds thereof.
Section 6.5. May Hold Debt Securities.
     The Trustee, any Paying Agent, the Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debt Securities, and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.
Section 6.6. Money Held in Trust.
     Money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for (i) interest on any money received by it hereunder except as otherwise agreed with the Company or (ii) losses resulting from currency fluctuations or any investments made pursuant to 6.1(c)(4).
Section 6.7. Compensation and Reimbursement.
     The Company agrees:
     (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance shall be as may be attributable to its own negligence or bad faith; and
     (3) to indemnify in Dollars the Trustee for, and to hold it harmless against, any loss, damage or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such claim or liability shall be determined to have been caused by the Trustee’s own negligence or bad faith.
     As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Debt Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of amounts due on particular Debt Securities.
     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(5) or Section 5.1(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.
     The obligations of the Company under this Section 6.7 to compensate and indemnify the Trustee for expenses, disbursements and advances shall constitute additional indebtedness under this Indenture and shall survive the satisfaction and discharge of this Indenture.
Section 6.8. Disqualification; Conflicting Interests.
     If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act with respect to the Debt Securities of any series, then, within 90 days after ascertaining that it has such conflicting interest, and if the default to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or resign with respect to the Debt Securities of such series, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture, and the Company shall take prompt steps to have a successor appointed, in the manner and with the effect hereinafter specified in this Article. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. There shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.
Section 6.9. Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder which shall be a Corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $75,000,000, subject to supervision or examination by Federal, State or District of Columbia authority. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee upon any Debt Securities.
Section 6.10. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.
     (b) The Trustee may resign at any time with respect to the Debt Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.
     (c) The Trustee may be removed at any time with respect to the Debt Securities of any series and a successor Trustee appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.
     (d) If at any time:
     (1) the Trustee shall fail to comply with Section 6.8 with respect to the Debt Securities of any series after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months, or
     (2) the Trustee shall cease to be eligible under Section 6.9 with respect to the Debt Securities of any series and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Debt Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debt Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Debt Securities of such series.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debt Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debt Securities of that or those series (except as provided in Section 6.10(c)) (it being understood that any such successor Trustee may be appointed with respect to the Debt Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debt Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debt Securities of any series shall have been so appointed by the Company or the Holders of such series and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.
     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debt Securities of any series and each appointment of a successor Trustee with respect to the Debt Securities of any series in the manner and to the extent provided in Section 1.5 to the Holders of Debt Securities of such series. Each notice shall include the name of the successor Trustee with respect to the Debt Securities of such series and the address of its Corporate Trust Office.
Section 6.11. Acceptance of Appointment by Successor.
     (a) In the case of an appointment hereunder of a successor Trustee with respect to all Debt Securities, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.7.
     (b) In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debt Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in any such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any other trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of any such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates.
     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.
     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
Section 6.12. Merger, Conversion, Consolidation or Succession to Business.
     Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities. In case any Debt Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Debt Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

Section 6.13. Preferential Collection of Claims Against Company.
     The Trustee shall comply with Section 311(a) of the Trust Indenture Act. A Trustee who has resigned or been removed is subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.
Section 6.14. Appointment of Authenticating Agent.
     As long as any Debt Securities of a series remain Outstanding, upon a Company Request, there shall be an authenticating agent (the “Authenticating Agent”) appointed, for such period as the Company shall elect, by the Trustee for such series of Debt Securities to act as its agent on its behalf and subject to its direction in connection with the authentication and delivery of each series of Debt Securities for which it is serving as Trustee. Debt Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by such Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities of any series by the Trustee for such series or to the Trustee’s Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee for such series by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of such Trustee by such Authenticating Agent, except that only the Trustee may authenticate Debt Securities upon original issuance and pursuant to Section 3.6 hereof. Such Authenticating Agent shall at all times be a Corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any Corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Corporation succeeding to all or substantially all the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Debt Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee for such series or such Authenticating Agent.
     The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company in the manner set forth in Section 1.4. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the applicable Trustee and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14 with respect to one or more or all series of Debt Securities, the Trustee for such series shall upon Company Request appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all Holders of Debt Securities of such series in the manner and to the extent provided in Section 1.5. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. The Company agrees to pay to the Authenticating Agent for each series from time to time reasonable compensation for its services. The Authenticating Agent for the Debt Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee for such series.
     If an appointment with respect to one or more series is made pursuant to this Section, the Debt Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     This is one of the series of Debt Securities issued under the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A.,
As Trustee

By:

As Authenticating Agent

By:

Dated:		Authorized Signatory
ARTICLE VII.
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
Section 7.1. Company to Furnish Trustee Names and Addresses of Holders.
     If the Trustee is not acting as Security Registrar for the Debt Securities of each series for which it acts as Trustee, the Company will furnish or cause to be furnished to the Trustee:
     (a) semi-annually on a date not more than 15 days after each Regular Record Date with respect to an Interest Payment Date, if any, for the Debt Securities of such series (or on semi-annual dates in each year to be determined pursuant to Section 3.1 if the Debt Securities of such series do not bear interest), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the date 15 days next preceding each such Regular Record Date (or such semi-annual dates, as the case may be); and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Section 7.2. Preservation of Information; Communication to Holders.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of Holders (i) contained in the most recent list furnished to the Trustee as provided in Section 7.1, (ii) received by it in the capacity of Security Registrar (if so acting) hereunder and (iii) filed with it within the two preceding years pursuant to Section 313(c)(2) of the Trust Indenture Act.
     The Trustee may (i) destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished, (ii) destroy any information received by it as Paying Agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than 45 days after an Interest Payment Date, a list containing the names and addresses of the Holders obtained from such information since the delivery of the next previous list, if any, (iii) destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered, and (iv) destroy, not earlier than two years after filing, any information filed with it pursuant to Section 313(c)(2) of the Trust Indenture Act.
     (b) The rights of Holders to communicate with other Holders with respect to their rights under the Indenture or under the Debt Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by Section 312(b) of the Trust Indenture Act.
     (c) Every Holder of Debt Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing of any material pursuant to a request made under Section 7.2(b).
Section 7.3. Reports by Trustee.
     Within 60 days after May 15 of each year, commencing with the later of May 15, 2012, or the first May 15 after the first issuance of Debt Securities pursuant to this Indenture, the Trustee shall, to the extent required by Section 313(a) of the Trust Indenture Act, transmit to all Holders of Debt Securities of any series with respect to which it acts as Trustee, in the manner provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15.
     A copy of each such report shall, at the time of such transmission to Holders, be filed with the Company and with each stock exchange upon which any Debt Securities of such series are listed, with the Commission and also with the Company. The Company will notify the Trustee in writing when any series of Debt Securities are listed on any stock exchange and of any delisting thereof.
Section 7.4. Reports by Company.
     Unless otherwise specified with respect to a particular series of Debt Securities pursuant to Section 3.1, the Company will:

     (1) file with the Trustee (unless such reports have been filed on EDGAR), after the Company has filed the same with the Commission, copies of the annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; provided, however, that the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and obtained confidential treatment from the Commission;
     (2) file with the Trustee (unless such reports have been filed on EDGAR) and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (3) transmit to all Holders of Debt Securities, in the manner and to the extent provided in Section 7.3, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise.
ARTICLE VIII.
CONCERNING THE HOLDERS
Section 8.1. Acts of Holders.
     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Whenever in this

Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Outstanding Debt Securities of any series may take any Act, the fact that the Holders of such specified percentage have joined therein may be evidenced by the instrument or instruments executed by Holders in person or by agent or proxy appointed in writing.
     The Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders of registered Debt Securities entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act solicited by the Company, but the Company shall have no obligation to do so; provided, however, that the Company may not fix a record date for the giving or making of any notice, declaration, request or direction referred to in the next sentence. In addition, the Trustee may, at its option, fix in advance a record date for the determination of Holders of registered Debt Securities entitled to join in the giving or making of any Notice of Default, any declaration of acceleration referred to in Section 5.2, any request to institute proceedings referred to in Section 5.7 or any direction referred to in Section 5.12. If any such record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act, or such notice, declaration, request or direction, may be given before or after such record date, but only the Holders of registered Debt Securities of record at the close of business on the record date shall be deemed to be Holders of registered Debt Securities for the purposes of determining (i) whether Holders of the requisite proportion of the Outstanding Debt Securities have authorized or agreed or consented to such Act (and for that purpose the Outstanding registered Debt Securities shall be computed as of the record date) and/or (ii) which Holders of registered Debt Securities may revoke any such Act (notwithstanding Section 8.4); and any such Act, given as aforesaid, shall be effective whether or not the Holders of registered Debt Securities which authorized or agreed or consented to such Act remain Holders of registered Debt Securities after such record date and whether or not the Debt Securities held by such Holders remain Outstanding after such record date.
Section 8.2. Proof of Ownership; Proof of Execution of Instruments by Holder.
     The ownership of Debt Securities of any series shall be proved by the Security Register for such series or by a certificate of the Security Registrar for such series.
     Subject to the provisions of Sections 6.1 and 6.3, proof of the execution of a writing appointing an agent or proxy and of the execution of any instrument by a Holder or his agent or proxy shall be sufficient and conclusive in favor of the Trustee and the Company if made in a manner satisfactory to the Trustee.
     The Trustee may in any instance require further or other proof with respect to any of the matters referred to in this Section so long as the request is a reasonable one.
Section 8.3. Persons Deemed Owners.
     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of the principal of (and premium, if any) and (subject to Section 3.7) interest, if any, on such Debt Security and for all other purposes whatsoever, whether or not such Debt Security be overdue, and neither the Company, the Trustee nor any agent of the

Company or the Trustee shall be affected by notice to the contrary. All payments made to any Holder, or upon his order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Debt Security.
Section 8.4. Revocation of Consents; Future Holders Bound.
     At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1, of the taking of any Act by the Holders of the percentage in aggregate principal amount of the Outstanding Debt Securities specified in this Indenture in connection with such Act, any Holder of a Debt Security the number, letter or other distinguishing symbol of which is shown by the evidence to be included in such Debt Securities, the Holders of which have consented to such Act, by filing written notice with the Trustee at the Corporate Trust Office and upon proof of ownership as provided in Section 8.2, may revoke such Act so far as it concerns such Debt Security. Except as aforesaid, any such Act taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of such Debt Security and of any Debt Securities issued on transfer or in lieu thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or such other Debt Securities.
ARTICLE IX.
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
Section 9.1. Company May Consolidate, Etc., Only on Certain Terms.
     The Company shall not consolidate with or merge with or into (whether or not the Company is the surviving Corporation) or sell, assign, convey, transfer or lease substantially all of its properties and assets, in one transaction or a series of related transactions, to any Person, unless:
     (i) the Company is the surviving Corporation or the Corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Corporation organized and existing under the laws of the United States or any State or territory thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed, including providing for conversion or exchange rights in accordance with the terms of the Debt Securities;
     (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

     (iii) unless the Company is the surviving Corporation, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and
     (iv) such other conditions as may be specified under Section 3.1 with respect to any series of Debt Securities have been complied with.
Section 9.2. Successor Corporation Substituted.
     Upon any consolidation with or merger into any other Corporation, or any conveyance, transfer or lease of substantially all of the assets of the Company in accordance with Section 9.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor Person (except in the case of a lease) shall be relieved of all obligations and covenants under this Indenture and the Debt Securities.
ARTICLE X.
SUPPLEMENTAL INDENTURES
Section 10.1. Supplemental Indentures Without Consent of Holders.
     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee for the Debt Securities of any series, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Corporation to the rights of the Company and the assumption by such successor of the covenants of the Company contained herein and in the Debt Securities; or
     (2) to add to the covenants of the Company, for the benefit of the Holders of all or any series of Debt Securities (and if such covenants are to be for the benefit of less than all series, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or
     (3) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series, stating that such Events of Default are expressly being included solely to be applicable to such series); or
     (4) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Debt Security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision and as to which such supplemental indenture would apply; or
     (5) to secure the Debt Securities or to provide that any of the Company’s obligations under any series of the Debt Securities shall be guaranteed and the terms and conditions for the release or substitution of such security or guarantee; or
     (6) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities pursuant to Article IV or XIV; or
     (7) to establish the form or terms of Debt Securities, if any, of any series as permitted by Sections 2.1 and 3.1, including providing for conversion or other rights as contemplated by Section 3.1; or
     (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more series of Debt Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.10 and 6.11; or
     (9) to cure any ambiguity, or to correct or supplement any provision herein, or in any supplemental indenture, which may be defective or inconsistent with any other provision herein, to eliminate any conflict between the terms hereof and the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with any provision of this Indenture and as long as such additional provisions do not adversely affect the interests of the Holders in any material respect; or
     (10) to change conversion rights in accordance with Section 15.4; or
     (11) to modify the provisions of Article XVI (except, with respect to any Outstanding Securities, to the extent prohibited by clause 5 of Section 10.2); or
     (12) to make any change that does not adversely affect the interests of the holders of the Debt Securities in any material respect.
Section 10.2. Supplemental Indentures With Consent of Holders.
     With the written consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of such Series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture of such Debt Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security affected thereby,
     (1) conflict with the required provisions of the Trust Indenture Act;
     (2) except as specifically provided with respect to any series of Debt Securities pursuant to Section 3.1, (a) change the Stated Maturity of the principal of, or installment of interest, if any, on, any Debt Security, or (b) reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof (provided that a requirement to offer to repurchase Debt Securities shall not be deemed a redemption for this purpose), or (c) change the Currency in which the principal of (and premium, if any) or interest on such Debt Security is denominated or payable, or (d) reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or (e) reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Debt Security, or (f) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or (h) adversely affect the right to convert any Debt Security into shares of Common Stock of the Company as may be provided pursuant to Section 3.1;
     (3) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or
     (4) modify any of the provisions of this Section, Section 5.13 or Section 11.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security of each series affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 11.5, or the deletion of this proviso, in accordance with the requirements of Sections 6.10, 6.11 and 10.1(9); or
     (5) modify the provisions of this Indenture with respect to the subordination of the Outstanding Securities of any series in a manner adverse to the Holders thereof. Notwithstanding the foregoing, if the Debt Securities of a series are held as trust assets of the applicable RGA Capital Trust or a trustee of such an RGA Capital Trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation amount of Trust Securities of the applicable RGA Capital Trust shall have consented to such supplemental indenture; provided, that if the Debt Securities of any series are held as trust assets of an RGA Capital Trust or a trustee of such an RGA Capital Trust, and if the consent of the Holder of each Outstanding Debt Security of a particular series is required, such supplemental indenture shall not be effective until each Holder of the Trust Securities of the applicable RGA Capital Trust shall have consented to such supplemental indenture.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture with respect to one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.
Section 10.3. Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that the supplemental indenture conforms to the requirements of the Trust Indenture Act as then in effect. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise in any material respect.
Section 10.4. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section 10.5. Conformity With Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
Section 10.6. Reference in Debt Securities to Supplemental Indentures.
     Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities of such series.
Section 10.7. Notice of Supplemental Indenture.
     Promptly after the execution by the Company and the appropriate Trustee of any supplemental indenture pursuant to Section 10.2, the Company shall transmit, in the manner and to the extent provided in Section 1.5, to all Holders of any series of the Debt Securities affected thereby, a notice setting forth in general terms the substance of such supplemental indenture; provided that failure to transmit any such notice or any defect therein shall not affect the validity of any such supplemental indenture.
ARTICLE XI.
COVENANTS
Section 11.1. Payment of Principal, Premium and Interest.
     The Company covenants and agrees for the benefit of each series of Debt Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Debt Securities in accordance with the terms of the Debt Securities and this Indenture.
Section 11.2. Officer’s Certificate as to Default.
     Unless otherwise specifically provided for with respect to any series of Debt Securities under Section 3.1, the Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company (which on the date hereof is the calendar year) ending after the date hereof, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not to the best knowledge of the signer thereof the Company is in compliance with all covenants and conditions under this Indenture, and, if the Company shall be in default, specifying all such defaults and the nature thereof of which such signer may have knowledge. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.
Section 11.3. Maintenance of Office or Agency.
     The Company will maintain in each Place of Payment for each series of Debt Securities an office or agency where Debt Securities of that series may be presented or surrendered for payment, where Debt Securities of that series may be surrendered for registration of transfer or exchange, where Debt Securities of that series that are convertible may be surrendered for conversion, if applicable, and where notices and demands to or upon the Company in respect of the Debt Securities of that series and this Indenture may be served. The Trustee is hereby appointed Paying Agent and the Corporate Trust Office of the Trustee is initially designated as the office or agency for the forgoing purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.
     The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.
Section 11.4. Money for Debt Securities; Payments to be Held in Trust.
     If the Company shall at any time act as its own Paying Agent with respect to any series of Debt Securities it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debt Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents with respect to any series of Debt Securities, it will, by 10:00 a.m. (New York City time) on each due date of the principal (and premium, if any) or interest on any Debt Securities of such series, deposit with any such Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     Notwithstanding any term herein to the contrary, in no instance shall the Trustee be under any duty or obligation (i) to maintain any office or to act in any capacity as an agent for any purpose under this Indenture (or any supplement hereto) outside the United States, or (ii) to act as a Paying Agent in respect of any Currency other than Dollars.
     The Company will cause each Paying Agent with respect to any series of Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debt Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debt Securities of such series) in the making of any payment of principal (and premium, if any) or interest on the Debt Securities of such series; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debt Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debt Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be transmitted, in the manner and to the extent provided by Section 1.5, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 11.5. Covenants as to the RGA Capital Trusts.
     For so long as the Trust Securities of the applicable RGA Capital Trust remain Outstanding, the Company shall (a) maintain 100% direct or indirect ownership of the Common Securities of such RGA Capital Trust; provided, however, that any permitted successor of the Company under this Indenture may succeed to the Company’s ownership of the Common Securities; (b) not voluntarily terminate, wind up or liquidate the RGA Capital Trust, and (c) use its reasonable efforts to cause such RGA Capital Trust (i) to remain a business trust, except in connection with a distribution of Debt Securities, the redemption of all of the Trust Securities of such RGA Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement of the applicable RGA Capital Trust; and (ii) to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes; and (iii) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the Debt Securities. In connection with the distribution of the Debt Securities to the holders of the Preferred Securities issued by the related RGA Capital Trust upon a Dissolution Event, the Company shall use its commercially reasonable efforts to list such Debt Securities on The New York Stock Exchange, Inc. or on or in such other exchange or self-regulatory organization as the Preferred Securities are then listed.
Section 11.6. Waiver of Certain Covenants.
     The Company may omit in any particular instance to comply with any term, provision or condition set forth in any covenant specified pursuant to Section 3.1 to be applicable to the Debt Securities of any series and to be subject to this Section 11.6), with respect to the Debt Securities of such series, except as otherwise provided pursuant to Section 3.1, with respect to the Debt

Securities of such series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debt Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent expressly so waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
Section 11.7. Covenants as to Purchases.
     Except upon the exercise by the Company of its right to redeem the Debt Securities pursuant to Section 12.8 upon the occurrence and continuation of a Special Event, the Company shall not purchase any Debt Securities, in whole or in part, from the applicable RGA Capital Trust prior to the period or periods within which, or the date or dates on which, such Debt Securities may be redeemed, as specified pursuant to Section 3.1.
Section 11.8. Original Issue Discount.
     On or before December 15 of each year during which any Debt Securities are Outstanding, the Company shall furnish to each Paying Agent such information as may be reasonably requested by such Paying Agent in order that each Paying Agent may prepare the information that is required to report for such year on Internal Revenue Service Forms 1096 and 1099 pursuant to Section 6049 of the Code. Such information shall include the amount of any original issue discount includible in income for each authorized minimum denomination of principal amount at Stated Maturity of any Debt Securities Outstanding during such year, if any.
Section 11.9. Certain Restrictions.
     If Debt Securities are issued to the applicable RGA Capital Trust or a trustee of such an RGA Capital Trust in connection with the issuance of Trust Securities by such RGA Capital Trust and (a) there shall have occurred an Event of Default; (b) the Company shall be in default with respect to any obligations under the Preferred Securities Guarantee relating to such RGA Capital Trust; or (c) the Company shall have exercised its right to defer payment of interest pursuant to Section 17.1 and such Extended Interest Period is continuing, then (i) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A) dividends or distributions in Common Stock of the Company, or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (B) purchases of Common Stock of the Company related to the rights under any of the Company’s benefit plans for its directors, officers or employees); (ii) the Company shall not make any payment of principal of (and premium, if any) or interest on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior in interest to the Debt Securities of a series issued under this Indenture; provided, however, that notwithstanding the foregoing the Company may make payments pursuant to its obligations under the applicable Preferred Securities Guarantee; and (iii) the Company shall not redeem, purchase or acquire less than all of the Outstanding Debt Securities of such series or any of the Preferred Securities associated with such Debt Securities.
ARTICLE XII.
REDEMPTION OF DEBT SECURITIES
Section 12.1. Applicability of Article.
     Debt Securities of any series which are redeemable before their Maturity shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.1 for Debt Securities of any series) in accordance with this Article.
Section 12.2. Election to Redeem; Notice to Trustee.
     The election of the Company to redeem any Debt Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 30 days before the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debt Securities of such series to be redeemed. In the case of any redemption of Debt Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Debt Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restrictions or condition.
Section 12.3. Selection by Trustee of Debt Securities to be Redeemed.
     Except in the case of a redemption in whole of the Debt Securities of such series, if less than all the Debt Securities of any series are to be redeemed at the election of the Company, the particular Debt Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debt Securities of such series not previously called for redemption on a pro rata basis, by lot or such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debt Securities of such series or any integral multiple thereof) of the principal amount of Debt Securities of such series in a denomination larger than the minimum authorized denomination for Debt Securities of such series pursuant to Section 3.2. The portions of the principal amount of Debt Securities so selected for partial redemption shall be equal to the minimum authorized denominations for Debt Securities of such series pursuant to Section 3.2 or any integral multiple of $1,000 in excess thereof, except as otherwise set forth in the applicable form of Debt Securities. In any case when more than one Debt Security of such series is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Debt Security of such series.

     The Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.
     If any Debt Security selected for partial redemption is converted in part before the Redemption Date, the converted portion of such Debt Security shall be deemed, to the fullest extent practicable, to be the portion selected for redemption. Debt Securities which have been converted during a selection of Debt Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security which has been or is to be redeemed.
Section 12.4. Notice of Redemption.
     Notice of redemption shall be given by the Company, or at the Company’s request delivered at least three (3) Business Days prior to the date such notice is to be given to the Holders (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name and at the expense of the Company, at least 30 days and not more than 60 days prior to the Redemption Date to the Holders of Debt Securities of any series to be redeemed in whole or in part pursuant to this Article XII, in the manner provided in Section 1.5. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Debt Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Debt Security of such series. In the case of any redemption of Debt Securities prior to the expiration of any restriction on such redemption specified pursuant to Section 3.1 with respect to the Debt Securities of a given series or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with any such restriction.
     All notices of redemption shall state:
     (1) the Redemption Date;
     (2) the Redemption Price or, if not then ascertainable, the manner of calculation thereof;
     (3) that Debt Securities of such series are being redeemed by the Company pursuant to provisions contained in this Indenture or the terms of the Debt Securities of such series or a supplemental indenture establishing such series, if such be the case, together with a brief statement of the facts permitting such redemption;
     (4) if less than all Outstanding Debt Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debt Securities to be redeemed, including a representation to the effect that any such partial redemption shall not result in the delisting or termination of inclusion, as applicable, of the related Preferred Securities;
     (5) that on the Redemption Date the Redemption Price will become due and payable upon each such Debt Security to be redeemed, and that interest thereon, if any, shall cease to accrue on and after said date;
     (6) the Place or Places of Payment where such Debt Securities are to be surrendered for payment of the Redemption Price; and
     (7) that the redemption is for a sinking fund, if such is the case.
Section 12.5. Deposit of Redemption Price.
     On or prior to 10:00 a.m. (New York City time) on the Redemption Date for any Debt Securities, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 11.4) an amount of money sufficient to pay the Redemption Price of such Debt Securities or any portions thereof which are to be redeemed on that date.
Section 12.6. Debt Securities Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, any Debt Securities so to be redeemed shall become due and payable on the Redemption Date at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Debt Securities shall cease to bear interest. Upon surrender of any such Debt Security for redemption in accordance with said notice, such Debt Security shall be paid by the Company at the Redemption Price; provided that, unless otherwise specified as contemplated by Section 3.1, installments of interest on Debt Securities which have a Stated Maturity on or prior to the Redemption Date for such Debt Securities shall be payable according to the terms of such Debt Securities and the provisions of Section 3.7.
     If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debt Security.
Section 12.7. Debt Securities Redeemed in Part.
     Any Debt Security which is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Company as is specified pursuant to Section 3.1 with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered. In the case of a Debt Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Debt Security or Debt Securities as aforesaid, may make a notation on such Debt Security of the payment of the redeemed portion thereof.
Section 12.8. Special Event Redemption.
     If a Special Event has occurred and is continuing, then, unless otherwise specified pursuant to Section 3.1 for the Debt Securities of any series, notice of redemption shall be given by the Company, or at the Company’s request, by the Trustee in the name and at the expense of the Company, in the manner provided in Section 1.5, to the Holders of such Debt Securities not less than 30 days nor more than 60 days prior to the Redemption Date. Such redemption shall be, in whole but not in part, for cash within 180 days following the occurrence of such Special Event (the “180-Day Period”) at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption plus Deferred Payments, if any (the “Special Redemption Price”), provided that if at the time there is available to the Company the opportunity to eliminate, within the 180-Day Period, a Tax Event by taking some ministerial action (a “Ministerial Action”), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the related RGA Capital Trust or the holders of the Trust Securities issued by such RGA Capital Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, provided further, that the Company shall have no right to redeem the Debt Securities while it is pursuing any Ministerial Action pursuant to its obligations hereunder. The Special Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Special Redemption Price by 10:00 a.m., New York time, on the date such Special Redemption Price is to be paid.
Section 12.9. Conversion Arrangement in Call for Redemption.
     In connection with any redemption of Debt Securities of any series which are convertible, the Company may arrange for the purchase and conversion of any such Debt Securities by an agreement with one or more investment bankers or other purchasers to purchase such Debt Securities by paying to the Trustee or the Paying Agent in trust for the Holders of such Debt Securities, on or before 10:00 a.m. New York time on the Redemption Date, an amount not less than the Redemption Price, in immediately available funds. Notwithstanding anything to the contrary contained in this Article XII, the obligation of the Company to pay the Redemption Price of such Debt Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Debt Securities not duly surrendered for conversion by the Holders thereof, at the option of the Company, may be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the last Business Day on which such Debt Securities called for redemption may be converted in accordance with this Indenture and the terms of such Debt Securities, subject to payment to the Trustee or Paying Agent of the above-described amount. The Trustee or the Paying Agent shall hold and pay to the Holders whose Debt Securities are selected for redemption any such amount paid to it in the same manner as it would pay funds deposited with it by the Company for the redemption of Debt Securities of such series. Without the Trustee’s and the Paying Agent’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee and the Paying Agent as set forth in this Indenture.
ARTICLE XIII.
SINKING FUNDS
Section 13.1. Applicability of Article.
     The provisions of this Article XIII shall be applicable to any sinking fund for the retirement of Debt Securities of a series except as otherwise specified pursuant to Section 3.1 for Debt Securities of such series.
     The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Debt Securities of any series, the amount of any cash sinking fund payment may be subject to reduction as provided in Section 13.2. Each sinking fund payment shall be applied to the redemption of Debt Securities of any series as provided for by the terms of Debt Securities of such series.
Section 13.2. Satisfaction of Mandatory Sinking Fund Payments with Debt Securities.
     In lieu of making all or any part of a mandatory sinking fund payment with respect to any Debt Securities of a series in cash, the Company may at its option, at any time no more than sixteen months and no less than 45 days prior to the date on which such sinking fund payment is due, deliver to the Trustee Debt Securities of such series theretofore purchased or otherwise acquired by the Company, except Debt Securities of such series which have been redeemed through the application of mandatory sinking fund payments pursuant to the terms of the Debt Securities of such series, accompanied by a Company Order instructing the Trustee to credit such obligations and stating that the Debt Securities of such series were originally issued by the Company by way of bona fide sale or other negotiation for value, provided that such Debt Securities shall not have been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Debt Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.
Section 13.3. Redemption of Debt Securities for Sinking Fund.
     Not less than 45 days prior to each sinking fund payment date for any series of Debt Securities (unless a shorter period shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of such series pursuant to Section 13.2 and whether the Company intends to exercise its rights to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for such series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Debt Securities of such series subject to a mandatory sinking fund payment without the right to deliver or credit Debt Securities as provided in Section 13.2 and without the right to make any optional sinking fund payment with respect to such series at such time.
     If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request with respect to the Debt Securities of any series), such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Debt Securities of such series at the sinking fund redemption price thereof together with accrued interest thereon to the date fixed for redemption. If such amount shall be $50,000 (or such lesser sum) or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 (or such lesser sum) is available.
     Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made with respect to the Debt Securities of any particular series shall, subject to the preceding paragraph, be applied by the Trustee (to the extent it is acting as a Paying Agent with respect to Dollars) or other Paying Agent appointed by the Company (or by the Company if the Company is acting as its own Paying Agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date immediately following the date of such payment) to the redemption of Debt Securities of such series at the Redemption Price specified in such Debt Securities with respect to the sinking fund. Any sinking fund moneys not so applied or allocated by the Trustee (to the extent it is acting as a Paying Agent with respect to Dollars) or other Paying Agent appointed by the Company (or by the Company if the Company is acting as its own Paying Agent) to the redemption of Debt Securities shall be added to the next sinking fund payment received by the Trustee (to the extent it is acting as a Paying Agent with respect to Dollars) or other Paying Agent appointed by the Company (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 11.4) for such series and, together with such payment (or such amount so segregated) shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys with respect to the Debt Securities of any particular series held by the Trustee (to the extent it is acting as a Paying Agent with respect to Dollars) or other Paying Agent appointed by the Company (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 11.4) on the last sinking fund payment date with respect to Debt Securities of such series and not held for the payment or redemption of particular Debt Securities of such series shall be applied by the Trustee (to the extent it is acting as a Paying Agent with respect to Dollars) or other Paying Agent appointed by the Company (or by the Company if the Company is acting as its own Paying Agent), together with other moneys, if necessary, to be deposited (or segregated)

sufficient for the purpose, to the payment of the principal of the Debt Securities of such series at Maturity.
     The Trustee shall select or cause to be selected the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 12.3 and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 12.4. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Section 12.6.
     On or before 10:00 a.m. (New York City time) on each sinking fund payment date, the Company shall pay to the Trustee (to the extent it is acting as a Paying Agent with respect to Dollars) or other Paying Agent appointed by the Company (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 11.4) in cash a sum equal to the principal and any interest accrued to the Redemption Date for Debt Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section.
     Neither the Trustee, any Paying Agent nor the Company shall redeem any Debt Securities of a series with sinking fund moneys or give any notice of redemption of Debt Securities of such series by operation of the sinking fund for such series during the continuance of a default in payment of interest, if any, on any Debt Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to the Debt Securities of such series, except that if the notice of redemption shall have been provided in accordance with the provisions hereof, the Trustee or applicable Paying Agent (or the Company, if the Company is then acting as its own Paying Agent) shall redeem such Debt Securities if cash sufficient for that purpose shall be deposited with the Trustee or such other Paying Agent as provided above (or segregated by the Company) for that purpose in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of the Debt Securities of such series; provided, however, that in case such default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on or prior to the next sinking fund payment date for the Debt Securities of such series on which such moneys may be applied pursuant to the provisions of this Section.
ARTICLE XIV.
DEFEASANCE
Section 14.1. Applicability of Article.
     Except as otherwise provided pursuant to Section 3.1, the provisions of this Article shall be applicable.

Section 14.2. Defeasance Upon Deposit of Moneys or U.S. Government Obligations.
     At the Company’s option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Debt Securities of any series (“legal defeasance option”) or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 9.1 with respect to Debt Securities of any series (and, if so specified pursuant to Section 3.1, any other obligation of the Company or restrictive covenant added for the benefit of such series pursuant to Section 3.1), and any noncompliance with such terms, provisions or covenants shall not constitute a default or Event of Default with respect to the Debt Securities of that series (“covenant defeasance option”), at any time after the applicable conditions set forth below have been satisfied:
     (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debt Securities of such series, (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (i), (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Debt Securities of such series on the dates such installments of interest or principal and premium are due;
     (2) such deposit shall not cause the Trustee with respect to the Debt Securities of that series to have a conflicting interest as defined in Section 6.8 and for purposes of the Trust Indenture Act with respect to the Debt Securities of any series;
     (3) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
     (4) if the Debt Securities of such series are then listed on any national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel or a letter or other document from such exchange to the effect that the Company’s exercise of its option under this Section would not cause such Debt Securities to be delisted;
     (5) no Event of Default or event (including such deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.1(5) or Section 5.1(6) are concerned on the 91st day after such date;

     (6) if the Debt Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee shall have been made;
     (7) the Company shall have delivered to the Trustee an Opinion of Counsel or a ruling from the Internal Revenue Service to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance or Discharge; and
     (8) no event or condition shall exist that, pursuant to the provisions of Article XVI, would prevent the Company from making payments of the principal of (and premium, if any) or interest on the Securities of such series on the date of such deposit.
Notwithstanding the foregoing, if an Event of Default under Section 5.1(5) or Section 5.1(6) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 5.1(5) or Section 5.1(6) shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of the Company with respect to such Debt Securities shall be reinstated.
     Notwithstanding the Company’s exercise of the covenant defeasance option, the Company may subsequently exercise the legal defeasance option.
     “Discharged” means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Debt Securities of such series and to have satisfied all the obligations under this Indenture relating to the Debt Securities of such series (and the Trustee for such series of Debt Securities, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Debt Securities of such series to receive, from the trust fund described in clause (1) above, payment of the principal of (and premium, if any) and interest on such Debt Securities when such payments are due, (B) the Company’s obligations with respect to the Debt Securities of such series under Sections 3.4, 3.5, 3.6, 11.3 and 14.3 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.
     “U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
Section 14.3. Deposited Moneys and U.S. Government Obligations to be Held in Trust.
     All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 14.2 in respect of Debt Securities of a series shall be held in trust and applied by it, in accordance with the provisions of such Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Debt Securities, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
Section 14.4. Repayment to Company.
     The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or U.S. Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Debt Securities of any series for which money or U.S. Government Obligations have been deposited pursuant to Section 14.2.
     The provisions of the last paragraph of Section 11.4 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Debt Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 14.2.
ARTICLE XV.
CONVERSION
Section 15.1. Applicability; Conversion Privilege.
     Except as otherwise specified pursuant to Section 3.1 for Debt Securities of any series, the provisions of this Article XV shall be applicable to any Debt Securities that are convertible into Common Stock. If so provided pursuant to Section 3.1 with respect to the Debt Securities of any series, the Holder of a Debt Security of such series shall have the right, at such Holder’s option, to convert, in accordance with the terms of such series of Debt Securities and this Article XV, all or any part (in a denomination of, unless otherwise specified pursuant to Section 3.1 with respect to Debt Securities of such series, $1,000 in principal amount or any integral multiple thereof) of such Debt Security into shares of Common Stock or, as to any Debt Securities called for redemption, at any time prior to the time and date fixed for such redemption (unless the Company shall default in the payment of the Redemption Price, in which case such right shall not terminate at such time and date).

Section 15.2. Conversion Procedure; Conversion Price; Fractional Shares.
     (a) Each Debt Security to which this Article is applicable shall be convertible at the office of the Conversion Agent, and at such other place or places, if any, specified in pursuant to Section 3.1 with respect to the Debt Securities of such series, into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The Debt Securities will be converted into shares of Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted Debt Security except as described in Section 15.9. The Company may, but shall not be required, in connection with any conversion of Debt Securities, issue a fraction of a share of Common Stock and, if the Company shall determine not to issue any such fraction, the Company shall, subject to Section 15.3(4), make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the date of conversion.
     (b) Before any Holder of a Debt Security shall be entitled to convert the same into Common Stock, such Holder shall surrender such Debt Security duly endorsed to the Company or in blank at the office of the Conversion Agent or at such other place or places, if any, specified pursuant to Section 3.1 and shall deliver a Conversion Request to the Conversion Agent at said office or place that he elects to convert the same and shall state in writing therein the principal amount of Debt Securities to be converted and the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock to be issued; provided, however, that no Debt Security or portion thereof shall be accepted for conversion unless the principal amount of such Debt Security or such portion, when added to the principal amount of all other Debt Securities or portions thereof then being surrendered by the Holder thereof for conversion, exceeds the then effective Conversion Price with respect thereto. If more than one Debt Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Debt Securities (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Debt Security, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together, subject to the last sentence of paragraph (a) above, with cash in lieu of any fraction of a share to which he would otherwise be entitled. In addition, a holder of Preferred Securities may exercise its right under the Trust Agreement to exchange such Preferred Securities for Debt Securities which shall be converted into Common Stock by delivering to the Conversion Agent a Conversion Request setting forth the information called for by the first sentence of this paragraph (b) and directing the Conversion Agent (i) to exchange such Preferred Security for a portion of the Debt Securities held by the applicable RGA Capital Trust (at the applicable exchange rate) and (ii) to immediately convert such Debt Securities, on behalf of the Holder, into Common Stock pursuant to this Article XV and, if such Preferred Securities are in certificate form, surrendering such Preferred Securities, duly endorsed to the Company or in blank. Unless otherwise specified for a series of Debt Securities pursuant to Section 3.1, so long as any Preferred Securities of a related RGA Capital Trust are outstanding, the RGA Capital Trust shall not convert any Debt Securities except pursuant to a Conversion Request delivered to the Conversion Agent by a holder of Preferred Securities of the applicable RGA Capital Trust. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the Security Register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or Security Register. A Debt Security shall be deemed to have been converted as of the close of business on the date of the surrender of such Debt Security for conversion as provided above, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date. In case any Debt Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Debt Securities so surrendered, without charge to such Holder (subject to the provisions of Section 15.8), a new Debt Security or Debt Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debt Security.
Section 15.3. Adjustment of Conversion Price for Common Stock.
     The Conversion Price with respect to any Debt Security which is convertible into Common Stock shall be adjusted from time to time as follows:
     (1) In case the Company shall, at any time or from time to time while any of such Debt Securities are outstanding, (i) pay a dividend in shares of its Common Stock to holders of Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (iv) make a distribution in shares of Common Stock to holders of Common Stock, then the Conversion Price in effect immediately before such action shall be adjusted so that the Holders of such Debt Securities, upon conversion thereof into Common Stock immediately following such event, shall be entitled to receive the kind and amount of shares of capital stock of the Company which they would have owned or been entitled to receive upon or by reason of such event if such Debt Securities had been converted immediately before the record date (or, if no record date, the effective date) for such event. An adjustment made pursuant to this Section 15.3(1) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision or combination. For the purposes of this Section 15.3(1), each Holder of Debt Securities shall be deemed to have failed to exercise any right to elect the kind or amount of securities receivable upon the payment of any such dividend, subdivision, combination or distribution (provided that if the kind or amount of securities receivable upon such dividend, subdivision, combination or distribution is not the same for each nonelecting share, then the kind and amount of securities or other property receivable upon such dividend, subdivision, combination or distribution for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares).

     (2) In case the Company shall, at any time or from time to time while any of such Debt Securities are outstanding, issue rights or warrants to all holders of shares of its Common Stock entitling them (for a period expiring within 45 days after the record date for such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share less than the Current Market Price of the Common Stock at such record date (treating the price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), the Conversion Price with respect to such Debt Securities shall be adjusted so that it shall equal the price determined by dividing the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of securities which the aggregate offering price of the total number of shares of securities so offered for subscription or purchase (or the aggregate purchase price of the convertible securities so offered plus the aggregate amount of any additional consideration initially payable upon conversion of such securities into Common Stock) would purchase at such Current Market Price of the Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.
     (3) In the case the Company shall, at any time or from time to time while any of such Debt Securities are outstanding, distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged) cash, evidences of its indebtedness, securities or assets (excluding (i) regular periodic cash dividends in amounts, if any, determined from time to time by the Board of Directors, (ii) dividends payable in shares of Common Stock for which adjustment is made under Section 15.3(1) or (iii) rights or warrants to subscribe for or purchase securities of the Company (excluding those referred to in Section 15.3(2))), then in each such case the Conversion Price with respect to such Debt Securities shall be adjusted so that it shall equal the price determined by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below, and the denominator of which shall be such Current Market Price of the Common Stock less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the cash or assets or evidences of indebtedness or securities so distributed or of such subscription rights or warrants applicable to one share of Common Stock (provided that such denominator shall never be less than 1.0); provided however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if a Holder of Debt Securities would otherwise be entitled to receive such rights upon conversion at any time of such Debt Securities into Common Stock unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this section as a dividend on the Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such distribution; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.
     (4) The Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by subsections 15.3(1), 15.3(2), and 15.3(3), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States Federal income tax purposes.
     (5) In any case in which this Section 15.3 shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Company may elect to defer (but only for five (5) Trading Days following the filing of the statement referred to in Section 15.5) issuing to the Holder of any Debt Securities converted after such record date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
     (6) All calculations under this Section 15.3 shall be made to the nearest cent or one-hundredth of a share of security, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 15.3, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 15.3 shall be made successively whenever an event requiring such an adjustment occurs.

     (7) In the event that at any time, as a result of an adjustment made pursuant to this Section 15.3, the Holder of any Debt Security thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Debt Securities originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Debt Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (1) through (6) of this Section 15.3, and the provisions of Sections 15.1, 15.2 and 15.4 through 15.9 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.
     (8) No adjustment shall be made pursuant to this Section: (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) subject to Section 15.3(5) hereof, with respect to any Debt Security that is converted prior to the time such adjustment otherwise would be made.
Section 15.4. Consolidation or Merger of the Company.
     In case of either (a) any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in a reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, as a result of a subdivision or combination) in, outstanding shares of Common Stock or (b) any sale or conveyance of all or substantially all of the property and assets of the Company to another Person, then the Conversion Price shall not be adjusted. If any of the events described in the preceding sentence shall occur, the Company shall execute with the Trustee a supplemental indenture to provide that each Debt Security then Outstanding shall be convertible from and after such merger, consolidation, sale or conveyance of property and assets into the kind and amount of shares of stock or other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Debt Securities would have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XV (and assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance (provided that, if the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance is not the same for each nonelecting share, then the kind and amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares or securities)). The Company shall not enter into any of the transactions referred to in clause (a) or (b) of the preceding sentence unless effective provision shall be made so as to give effect to the provisions set forth in this Section 15.4. The provisions of this Section 15.4 shall apply similarly to successive consolidations, mergers, sales or conveyances.
Section 15.5. Notice of Adjustment.
     Whenever an adjustment in the Conversion Price with respect to a series of Debt Securities is required:
     (1) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such Debt Securities a certificate of the Treasurer or any President or Vice President of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment, such certificate to be conclusive evidence that the adjustment is correct absent manifest error; and
     (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given to the Holders of the Debt Securities of such series by the Company, or at the Company’s request by the Trustee in the name and at the expense of the Company, in the manner provided in Section 1.5. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.
Section 15.6. Notice in Certain Events.
     In case:
     (1) of a consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of all or substantially all of the property and assets of the Company; or
     (2) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or
     (3) of any action triggering an adjustment of the Conversion Price pursuant to this Article XV, then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent for the applicable Debt Securities, and shall cause to be given, to the Holders of record of the applicable Debt Securities in the manner provided in Section 1.5, at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article XV, or, if a record is not to be taken, the date as of which the holders of record or Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article XV is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.
     Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this Section.
Section 15.7. Company to Reserve Stock; Registration; Listing.
     (a) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Debt Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all applicable outstanding Debt Securities into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Debt Securities would be held by a single holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Debt Securities by delivery of purchased shares of Common Stock which are held in the treasury of the Company. The Company shall from time to time, in accordance with the laws of the State of Missouri, use its best efforts to cause the authorized amount of the Common Stock to be increased if the aggregate of the authorized amount of the Common Stock remaining unissued and the issued shares of such Common Stock in its treasury (other than any such shares reserved for issuance in any other connection) shall not be sufficient to permit the conversion of all Debt Securities.
     (b) If any shares of Common Stock which would be issuable upon conversion of Debt Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Debt Securities prior to such delivery upon the principal national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.
Section 15.8. Taxes on Conversion.
     The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debt Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Debt Securities which are not so converted in a name other than that in which the Debt Securities so converted were registered (in case of Debt Securities), and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.
Section 15.9. Conversion After Record Date.
     If any Debt Securities are surrendered for conversion subsequent to the record date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except Debt Securities called for redemption on a Redemption Date between such record date and Interest Payment Date), the Holder of such Debt Securities at the close of business on such record date shall be entitled to receive the interest payable on such Debt Securities on such Interest Payment Date notwithstanding the conversion thereof. Debt Securities surrendered for conversion during the period from the close of business on any record date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Debt Securities which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds of an amount equal to the interest payable on such Interest Payment Date on the Debt Securities being surrendered for conversion. Except as provided in this Section 15.9, no adjustments in respect of payments of interest on Debt Securities surrendered for conversion or any dividends or distributions of interest on the Common Stock issued upon conversion shall be made upon the conversion of any Debt Securities.
Section 15.10. Conversion of Debt Securities into Preferred Stock or other Securities.
     Notwithstanding anything to the contrary in this Article XV, the Company may issue Debt Securities that are convertible into Preferred Stock or other securities of the Company, including Preferred Stock convertible into Common Stock, in which case all terms and conditions relating to the conversion of Debt Securities into Preferred Stock or other securities, including any terms similar to those provided in Sections 15.1 through 15.12, shall be as provided in or pursuant to an appropriate Board Resolution or in any indenture supplemental hereto or as otherwise contemplated by Section 3.1.
Section 15.11. Company Determination Final.
     Any determination that the Company or the Board of Directors makes pursuant to this Article is final and conclusive.
Section 15.12. Trustee Adjustment Disclaimer.
     The Trustee has no duty to determine when an adjustment under this Article XV should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debt Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article XV. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 15.12 as the Trustee.

ARTICLE XVI.
SUBORDINATION
Section 16.1. Agreement to Subordinate.
     The Company agrees, and each Holder by accepting any Debt Securities agrees, that, unless otherwise specified pursuant to Section 3.1 hereof with respect to any series of Debt Securities, the indebtedness evidenced by the Debt Securities is subordinated in right of payment, to the extent and in the manner provided in this Article XVI, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, without any act or notice of acceptance hereof or reliance hereon.
Section 16.2. Certain Definitions.
     The following definitions shall apply to this Article:
     “Senior Indebtedness” means the principal, premium, if any, and interest on (i) all indebtedness of the Company, whether outstanding on the date hereof or thereafter created, incurred or assumed (including, without limitation, such indebtedness issued or to be issued under the Company’s Senior Indenture, dated as of December 19, 2001, between the Company and the Trustee or the Company’s Indenture, dated as of __________ __, 201_), that is for borrowed money, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (ii) any indebtedness of any other Person of the kind described in the preceding clause (i) for the payment of which the Company is responsible or liable as guarantor or otherwise and (iii) amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness. Senior Indebtedness shall continue to be Senior Indebtedness and to be entitled to the benefits of the subordination provisions of this Article XVI irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (A) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and (B) any indebtedness which by its terms is expressly made pari passu with or subordinated to the Securities.
Section 16.3. Liquidation; Dissolution; Bankruptcy; Etc.
     In the event of:
     (1) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property;
     (2) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;
     (3) any assignment by the company for the benefit of creditors; or

     (4) any other marshalling of the assets of the Company,
all Senior Indebtedness (including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by the Company on account of the Debt Securities. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of this Indenture with respect to the indebtedness evidenced by the Debt Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the provisions of this Article XVI) be payable or deliverable in respect of the Debt Securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full.
Section 16.4. Default on Senior Indebtedness.
     If (i) the Company defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on the Debt Securities cease) is given to the Company by the holders of Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) shall be made or agreed to be made on account of the Debt Securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of the Debt Securities.
Section 16.5. When Distribution Must Be Paid Over.
     Unless otherwise specified pursuant to Section 3.1 hereof with respect to any series of Debt Securities, if a distribution is made to the Trustee or any Holder at a time when a Responsible Officer of the Trustee or such Holder has actual knowledge that because of this Article XVI such distribution should not have been made to it, the Trustee or such Holder who receives the distribution shall hold it in trust for the benefit of, and, upon written request, shall pay it over to, the holders of Senior Indebtedness as their interests may appear, or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all principal, premium, if any, and interest then payable with respect to any Senior Indebtedness.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article XVI, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XVI, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.
Section 16.6. Notice By Company.
     The Company shall promptly notify in writing the Trustee and any Paying Agent of any facts known to the Company that would cause a payment with respect to the Debt Securities to violate this Article XVI, but failure to give such notice shall not affect the subordination of the Debt Securities to the Senior Indebtedness provided in this Article XVI.
Section 16.7. Subrogation.
     Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. After all Senior Indebtedness is paid in full and until the Debt Securities are paid in full, Holders shall be subrogated (equally and ratably with all other indebtedness as to which the right to receive payment is pari passu with the Debt Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness, and such payments or distributions received by any Holder of Securities, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the Holders of Debt Securities, on the other, be deemed to be a payment by the Company on account of Senior Indebtedness, and not on account of Debt Securities.
Section 16.8. Relative Rights.
     This Article XVI defines the relative rights of Holders and holders of Senior Indebtedness. Unless otherwise specified pursuant to Section 3.1 hereof with respect to any series of Debt Securities, nothing in this Indenture shall:
     (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Debt Securities in accordance with their terms;
     (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or
     (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.
     If the Company fails because of this Article XVI to pay principal of or interest on Debt Securities on the due date, the failure is still a Default or Event of Default.
Section 16.9. Subordination May Not Be Impaired By Company.
     No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness constituting the Securities by any act or failure to act on the part of the Company.
Section 16.10. Distribution.
     Upon any payment or distribution of assets of the Company referred to in this Article XVI, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XVI.
Section 16.11. Rights of Trustee and Paying Agent.
     Notwithstanding the provisions of this Article XVI or any other provision of this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee or such Paying Agent, or the taking of any action by the Trustee or such Paying Agent, and the Trustee or such Paying Agent may continue to make payments on the Debt Securities unless, in the case of the Trustee, and in the case of such Paying Agent as long as the Trustee is such Paying Agent, a Responsible Officer shall have received at the Corporate Trust Office of the Trustee, and in the case of a Paying Agent other than the Trustee, it shall have received, in each case at least two Business Days prior to the date of such payment, written notice of facts that would cause any such payment with respect to the Securities to violate this Article XVI. The Trustee or any Paying Agent, as applicable, shall promptly provide a copy of such notice to the Holders. Nothing in this Article XVI shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated elsewhere in this Article XVI or impair the claims of, or payments to, the Trustee under or pursuant to Section 6.7 hereof.
     Subject to the provisions of Section 6.1, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.
     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee subject to Trust Indenture Act Sections 310(b) and 311. Any Paying Agent may do the same.
Section 16.12. Authorization to Effect Subordination.
     Each Holder of Debt Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XVI (to the extent the same may be modified pursuant to Section 3.1 hereof with respect to any series of Debt Securities), and appoints the Trustee his attorney-in-fact for any and all such purposes.
ARTICLE XVII.
EXTENDED INTEREST PERIOD
Section 17.1. Extension of Interest Payment Period.
     So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debt Securities of any series, to defer payments of interest by extending the interest payment period of such Debt Securities for an Extended Interest Period not exceeding 20 consecutive quarters, during which Extended Interest Period no interest shall be due and payable; provided that no Extended Interest Period may extend beyond the Stated Maturity for the principal of the Debt Securities of such series. At the end of the Extended Interest Period, the Company shall calculate (and deliver such calculation to the Trustee) and pay on the next Interest Payment Date all interest accrued and unpaid on the Debt Securities of such series, including any Additional Payments and Additional Interest (together, the “Deferred Payments”) that shall be payable to the Holders of Registered Securities of such series on the first Regular Record Date after the end of the Extended Interest Period. Before the termination of any Extended Interest Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Maturity Date of such Debt Securities. Upon the termination of any Extended Interest Period and upon the payment of all Deferred Payments then due, the Company may commence a new Extended Interest Period, subject to the foregoing requirements. No interest or Additional Interest shall be due and payable during an Extended Interest Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest and Additional Interest accrued during an Extended Interest Period.
Section 17.2. Notice of Extension.
     (a) If the Property Trustee is the only registered holder of a series of the Debt Securities at the time the Company selects an Extended Interest Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Period two Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable; or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to The New York Stock Exchange, Inc. or other applicable national exchange or self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.
     (b) If the Property Trustee is not the only holder of the Debt Securities of a series at the time the Company selects an Extended Interest Period, the Company shall give the Holders of such Debt Securities and the Trustee written notice of its selection of such Extended Interest Period at least two Business Days before the earlier of (i) the next succeeding Interest Payment Date; or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to The New York Stock Exchange or other applicable national exchange or self-regulatory organization or to holders of the Debt Securities.
     (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 17.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Period permitted under Section 17.1.
Section 17.3. Limitation on Transactions.
     If (a) the Company shall exercise its right to defer payment of interest as provided in Section 17.1; or (b) there shall have occurred any Event of Default, then (i) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A) dividends or distributions in Common Stock of the Company, or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (B) purchases of Common Stock of the Company related to the rights under any of the Company’s benefit plans for its directors, officers or employees); (ii) the Company shall not make any payment of principal of (and premium, if any) or interest on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior in interest to the Debt Securities of a series issued under this Indenture; provided, however, that notwithstanding the foregoing the Company may make payments pursuant to its obligations under the applicable Preferred Securities Guarantee; and (iii) the Company shall not redeem, purchase or acquire less than all of the Outstanding Debt Securities of such series or any of the Preferred Securities associated with such Debt Securities.
Section 17.4. Applicability of Article.
     Notwithstanding anything in this Indenture to the contrary, the provisions of this Article XVII only shall apply to Debt Securities of any series to which this Article expressly is made applicable, as specified pursuant to Section 3.1 for any such series of Debt Securities).

ARTICLE XVIII.
RIGHT OF DIRECT ACTION; SETOFF
Section 18.1. Acknowledgment of Rights; Right of Setoff.
     (a) The Company acknowledges that, with respect to any Debt Securities held as the assets of the applicable RGA Capital Trust or a trustee of such an RGA Capital Trust, if the Property Trustee fails to enforce its rights under this Indenture as the holder of the Debt Securities of any series held as the assets of such an RGA Capital Trust, any holder of Preferred Securities of such RGA Capital Trust may institute legal proceedings directly against the Company to enforce such Property Trustee’s rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, and notwithstanding the provisions of Section 5.7, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of (and premium, if any) or interest on the Debt Securities of any series at the Stated Maturity (or in the case of redemption, on the Redemption Date, or if the redemption is a Special Redemption, on the date of redemption), the Company acknowledges that a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of (or premium, if any) or interest on the Debt Securities of such series having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Debentures of such series.
     (b) Notwithstanding anything to the contrary contained in this Indenture, the Company shall have the right to setoff any payment it is otherwise required to make hereunder in respect of any Trust Securities to the extent that the Company has previously made, or is concurrently making, a payment to the holder of such Trust Securities under the Preferred Securities Guarantee or in connection with a proceeding for enforcement of payment of the principal of (or premium, if any) or interest on the Debt Securities of any series directly brought by holders of any Trust Securities related to such series.
     (c) For so long as any of the Preferred Securities remain Outstanding, if, upon an Event of Default with respect to a particular series of Debt Securities, the Property Trustee fails or the Holders of not less than 25% in aggregate principal amount of such outstanding Debt Securities of such series fail to declare the principal of all of such Debt Securities to be immediately due and payable, the Holders of at least 25% in aggregate liquidation amount of the Preferred Securities then Outstanding and affected thereby shall have the right to declare the principal of all of the Debt Securities of such series to be immediately due and payable by a notice in writing to the Company, as depositor and the Property Trustee; and upon any such declaration such principal amount of and the accrued interest on, and any premium due, on all of the Debt Securities of such series shall become immediately due and payable, provided that the payment of principal of (and premium, if any) and interest on such Debt Securities shall remain subordinated to the extent provided in this Indenture.
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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

REINSURANCE GROUP OF AMERICA, INCORPORATED

By:

Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:

Name:

Title:

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of __________ __, 201_

Trust Indenture Act Section		Indenture Section
Section 310	(a)(1)	6.9
	(a)(2)	6.9
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	6.9
	(b)	6.8, 6.10
Section 311	(a)	6.13
	(b)	6.13
Section 312	(a)	7.1, 7.2(a)
	(b)	7.2(b)
	(c)	7.2(c)
Section 313	(a)	7.3
	(b)(1)	7.3
	(b)(2)	7.3
	(c)	7.3
	(d)	7.3
Section 314	(a)	7.4, 11.2
	(b)	Not Applicable
	(c)(1)	1.2
	(c)(2)	1.2
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.2
Section 315	(a)	6.1(a),
		6.1(c)
	(b)	6.2
	(c)	6.1(b)
	(d)(1)	6.1(a)
	(d)(2)	6.1(c)(2)
	(d)(3)	6.1(c)(3)
	(e)	5.14
Section 316	(a)(1)(A)	5.2, 5.12
	(a)(1)(B)	5.13
	(a)(2)	Not Applicable
	(b)	5.8
	(c)	8.1
Section 317	(a)(1)	5.3
	(a)(2)	5.4
	(b)	11.4
Section 318		1.6

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.